EXECUTION VERSION VP/#64222072.19 STOCK PURCHASE AGREEMENT by and among OIL-DRI CORPORATION OF AMERICA, as Buyer, ULTRA PET, LLC, as Seller, ULTRA PET COMPANY, INC., as the Company, and SELLER’S EQUITYHOLDERS _______________________________ Dated as of April 16, 2024 _______________________________

TABLE OF CONTENTS Page -i- VP/#64222072.19 ARTICLE I PURCHASE AND SALE OF INTERESTS.................................................... 1 Section 1.1 Purchase and Sale of the Shares; Excluded Assets.............................. 1 Section 1.2 The Closing .......................................................................................... 2 Section 1.3 Estimated Closing Purchase Price ....................................................... 2 Section 1.4 Withholding ......................................................................................... 2 Section 1.5 Closing Purchase Price Adjustment ..................................................... 3 Section 1.6 Commission Payments ......................................................................... 5 Section 1.7 Closing Deliveries ................................................................................ 5 ARTICLE II REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND ITS SUBSIDIARIES ......................................................... 5 Section 2.1 Organization/Predecessors ................................................................... 6 Section 2.2 Power and Authorization ..................................................................... 6 Section 2.3 Authorization of Governmental Authorities ........................................ 6 Section 2.4 Noncontravention ................................................................................. 6 Section 2.5 Capitalization of the Company and its Subsidiaries ............................ 7 Section 2.6 Financial Statements ............................................................................ 8 Section 2.7 Absence of Undisclosed Liabilities ..................................................... 8 Section 2.8 Absence of Certain Developments....................................................... 8 Section 2.9 Debt; Guarantees .................................................................................. 9 Section 2.10 Ownership and Condition of Assets; Sufficiency ................................ 9 Section 2.11 Accounts Receivable .......................................................................... 10 Section 2.12 Real Property ..................................................................................... 10 Section 2.13 Intellectual Property ........................................................................... 11 Section 2.14 Legal Compliance; Illegal Payments; Permits ................................... 13 Section 2.15 Tax Matters ........................................................................................ 14 Section 2.16 Employee Benefit Plans ..................................................................... 16 Section 2.17 Environmental Matters....................................................................... 18 Section 2.18 Contracts ............................................................................................ 20 Section 2.19 Affiliate Transactions......................................................................... 21 Section 2.20 Top Customers and Top Vendors ...................................................... 21 Section 2.21 Employees .......................................................................................... 22 Section 2.22 Litigation; Governmental Orders ....................................................... 23 Section 2.23 Warranties .......................................................................................... 23 Section 2.24 Insurance ............................................................................................ 23 Section 2.25 Inventory ............................................................................................ 24 Section 2.26 Bank Accounts ................................................................................... 24 Section 2.27 No Brokers ......................................................................................... 24 Section 2.28 Anti-Corruption Laws; Import-Export Laws ..................................... 24 Section 2.29 Disclosure .......................................................................................... 25 Section 2.30 No Other Representations and Warranties ......................................... 25

TABLE OF CONTENTS
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ARTICLE III	REPRESENTATIONS AND WARRANTIES OF SELLER	26
Section 3.1	Organization	26
Section 3.2	Power and Authorization	26
Section 3.3	Noncontravention	26
Section 3.4	Capitalization of Seller	26
Section 3.5	Title	26
Section 3.6	No Brokers	27
ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF BUYER	27
Section 4.1	Organization	27
Section 4.2	Power and Authorization	27
Section 4.3	Noncontravention	27
Section 4.4	No Brokers	27
Section 4.5	No Other Representations and Warranties	27
ARTICLE V	PRE-CLOSING COVENANTS	28
Section 5.1	Conduct of the Business Prior to Closing	28
Section 5.2	Access to Information; Cooperation	29
Section 5.3	No Solicitation of Other Bids	30
Section 5.4	Notice of Certain Events	30
Section 5.5	Section 280G Matters	31
Section 5.6	Domain Name Registration	31
Section 5.7	Transition of Benefit Plans	31
Section 5.8	Vacation Accrual Schedule	32
ARTICLE VI	CONDITIONS TO CLOSING	32
Section 6.1	Conditions to Obligations of Buyer	32
Section 6.2	Conditions to Obligation of Seller	33
ARTICLE VII	ADDITIONAL AGREEMENTS	33
Section 7.1	Indemnification of Directors and Officers	33
Section 7.2	Post-Closing Access to Records	34
Section 7.3	Public Announcements	34
Section 7.4	Release	34
Section 7.5	Confidentiality	35
Section 7.6	Noncompetition and Nonsolicitation	36
Section 7.7	Tariff Obligations	38
Section 7.8	Release of Pathward Guaranty	38
Section 7.9	Further Assurances	38

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TABLE OF CONTENTS (continued) Page -iii- VP/#64222072.19 ARTICLE VIII INDEMNIFICATION.................................................................................... 38 Section 8.1 Indemnification by Seller and Seller’s Equityholders ....................... 38 Section 8.2 Indemnity by Buyer ........................................................................... 39 Section 8.3 Time for Claims ................................................................................. 40 Section 8.4 Third-Party Claims............................................................................. 40 Section 8.5 Other Claims ...................................................................................... 41 Section 8.6 Remedies ............................................................................................ 42 Section 8.7 Tax Treatment .................................................................................... 42 Section 8.8 Other Limitations ............................................................................... 42 ARTICLE IX TERMINATION ............................................................................................ 42 Section 9.1 Termination Events ............................................................................ 42 Section 9.2 Effect of Termination ......................................................................... 43 ARTICLE X TAX MATTERS ............................................................................................ 43 Section 10.1 Tax Indemnification ........................................................................... 43 Section 10.2 Closing of Tax Years ......................................................................... 44 Section 10.3 Straddle Period ................................................................................... 44 Section 10.4 Certain Taxes and Fees ...................................................................... 44 Section 10.5 Cooperation on Tax Matters .............................................................. 44 Section 10.6 Responsibility for Filing Tax Returns................................................ 45 Section 10.7 Tax Claims ......................................................................................... 45 ARTICLE XI MISCELLANEOUS ...................................................................................... 46 Section 11.1 Notices ............................................................................................... 46 Section 11.2 Succession and Assignment; No Third-Party Beneficiary ................. 47 Section 11.3 Amendments and Waivers ................................................................. 47 Section 11.4 Expenses ............................................................................................ 48 Section 11.5 Entire Agreement ............................................................................... 48 Section 11.6 Disclosure Schedules ......................................................................... 48 Section 11.7 Counterparts ....................................................................................... 48 Section 11.8 Severability ........................................................................................ 48 Section 11.9 Headings ............................................................................................ 48 Section 11.10 Governing Law .................................................................................. 49 Section 11.11 Jurisdiction; Venue; Service of Process ............................................. 49 Section 11.12 Specific Performance ......................................................................... 49 Section 11.13 Waiver of Jury Trial........................................................................... 50 Section 11.14 Certain Rules of Construction ............................................................ 50 EXHIBIT A — CERTAIN DEFINITIONS EXHIBIT B — ACCOUNTING PRACTICES

TABLE OF CONTENTS (continued) Page -ii- VP/#64222072.19 EXHIBIT C — ILLUSTRATIVE WORKING CAPITAL CALCULATION EXHIBIT D — ESCROW AGREEMENT EXHIBIT E — RELEASE AND CONFIDENTIALITY AGREEMENT

VP/#64222072.19 STOCK PURCHASE AGREEMENT This STOCK PURCHASE AGREEMENT, dated as of April 16, 2024 (as amended or otherwise modified, this “Agreement”), is by and among Oil-Dri Corporation of America, a Delaware corporation (“Buyer”), Ultra Pet, LLC, a Delaware limited liability company (“Seller”), Ultra Pet Company, Inc., a Delaware corporation (the “Company”), and Seller’s Equityholders (as defined below). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in Exhibit A. RECITALS WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of the Company (the “Shares”); and WHEREAS, on the terms and subject to the conditions of this Agreement, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, all of the Shares. NOW THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto hereby agree as follows: ARTICLE I PURCHASE AND SALE OF INTERESTS Section 1.1 Purchase and Sale of the Shares; Excluded Assets. 1.1.1 Subject to the terms and conditions contained in this Agreement, at the Closing, Seller shall sell and transfer to Buyer, and Buyer shall purchase and accept from Seller, all right, title and interest of Seller in and to all of the Shares against delivery to Buyer of a stock transfer power duly executed by Seller. 1.1.2 The aggregate consideration to be paid for the Shares shall consist of the sum of (a) the Cash Purchase Price, minus (b) the aggregate amount of all Closing Debt, plus (c) the Cash Amount, minus (d) the aggregate amount of all Seller Transaction Expenses that remain unpaid as of immediately prior to the Closing or that become due and owing on or after the Closing Date (the “Unpaid Transaction Expenses”), plus (e) the Net Working Capital Surplus, if any, minus (f) the Net Working Capital Deficit, if any (the sum of clauses (a) through (f), as finally determined and adjusted pursuant to Section 1.5, the “Closing Purchase Price”). 1.1.3 All Excluded Assets are set forth on Schedule 1.1.3, and (a) prior to the Closing Date, all Assets of the Pet-Toy Business shall be assigned by the Company to Seller, or otherwise disposed of by the Company, and all Liabilities related thereto shall be fully satisfied by the Company prior to the Closing Date; (b) prior to or on the Closing Date, the Closing Date Credit Balance (as defined in Schedule 1.6) shall be assigned, distributed or otherwise transferred by the Company to Seller; and (c) all Commissions (as defined in Schedule 1.6) received by the Company under the Commission Agreement (as defined in Schedule 1.6) during the Commission Agreement Commission Period (as defined in Schedule 1.6) shall be remitted by the Company to Seller in accordance with Section 1.6 and Schedule 1.6, in each case in accordance with all applicable Legal

- 2 - VP/#64222072.19 Requirements. Any Liabilities (including, for the avoidance of doubt, any taxable income attributable to any gain recognized on the sale or distribution of the Excluded Assets and any withholding Tax obligation of the Company on the distribution of the Excluded Assets to Seller) related to the Excluded Assets shall be the sole obligation of Seller and shall not be the obligation of Buyer or the Company on or after Closing. Section 1.2 The Closing. Subject to the conditions contained in this Agreement, the closing of the Contemplated Transactions (the “Closing”) shall take place via e-mail and shall be effective as of 12:01 a.m. ET on the first Business Day of the month following the date that is two (2) Business Days after the date on which the last of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) has been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit thereof; provided, however, that, if the date on which the last of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) has been satisfied or, to the extent permissible, waived occurs within two (2) Business Days of the end of a calendar month, Buyer may elect, in its sole discretion, to waive some or all of such two (2) Business Day period in order for the Closing to occur on the first Business Day of the month that immediately follows the month in which the last of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) has been satisfied or, to the extent permissible, waived. The date and time of the Closing are referred to herein as the “Closing Date.” Section 1.3 Estimated Closing Purchase Price. At least three (3) Business Days prior to the Closing Date, Seller shall deliver, or cause to be delivered, to Buyer a statement setting forth: (i) Seller’s good faith estimate of (a) the Closing Net Working Capital (the “Estimated Closing Net Working Capital”), and the Net Working Capital Surplus or the Net Working Capital Deficit, if any, (b) the Cash Amount (the “Estimated Cash Amount”), (c) the Closing Debt (the “Estimated Closing Debt”) and (d) the Unpaid Transaction Expenses (the “Estimated Unpaid Transaction Expenses”); and (ii) based on such estimates, an estimate of the Closing Purchase Price (the “Estimated Closing Purchase Price”), all in reasonable detail prepared in accordance with (y) GAAP consistently applied in accordance with the Company’s past practices as set forth on Exhibit B and (z) the Illustrative Working Capital Calculation set forth on Exhibit C. The Estimated Closing Purchase Price, Estimated Closing Debt and Estimated Unpaid Transaction Expenses will be paid by Buyer at the Closing by wire transfer of immediately available funds in the amounts and to the applicable accounts specified in that certain funds flow statement in each case as follows: (1) first, the Escrow Amount to the Escrow Account for deposit with the Escrow Agent pursuant to the Escrow Agreement; (2) second, the aggregate amount required to pay and satisfy in full the Estimated Unpaid Transaction Expenses; (3) third, the aggregate amount required to pay and satisfy in full the Estimated Closing Debt; and (4) fourth, the remainder of the Estimated Closing Purchase Price shall be paid to Seller. Section 1.4 Withholding. Provided Buyer has provided Seller with written notice of its intent to withhold funds at least five (5) days prior to withholding any funds, together with a written explanation substantiating the requirement to deduct or withhold funds, and the parties use

- 3 - VP/#64222072.19 commercially reasonable efforts to cooperate to mitigate or eliminate any such withholding to the maximum extent permitted by the Legal Requirements, Buyer and the Company will be entitled to deduct and withhold, or cause the Escrow Agent to deduct and withhold, from any amounts payable or otherwise deliverable pursuant to this Agreement or the Escrow Agreement any Taxes or other amounts required to be deducted or withheld therefrom under the Code or any applicable Legal Requirement. To the extent that any such amounts are so deducted or withheld and paid over to the appropriate tax authority by the Buyer or the Company, such amounts will be treated for all purposes of this Agreement and the Escrow Agreement as having been paid to the Person in respect of which such deduction and withholding were made. Section 1.5 Closing Purchase Price Adjustment. After the Closing, the Closing Purchase Price shall be increased or decreased, as applicable, on a dollar-for-dollar basis, by the sum of the following, in each case determined in accordance with (i) GAAP consistently applied in accordance with the Company’s past practices as set forth on Exhibit B and (ii) the Illustrative Working Capital Calculation: (a) the Actual Closing Net Working Capital minus the Estimated Closing Net Working Capital; plus (b) the Actual Cash Amount minus the Estimated Cash Amount; plus (c) the Estimated Closing Debt minus the Actual Closing Debt; plus (d) the Estimated Unpaid Transaction Expenses minus the Actual Unpaid Transaction Expenses (clauses (a) through (d), collectively, the “Adjustment Amount”). Seller and Buyer will cooperate with each other and each other’s Representatives in all reasonable respects in connection with the matters in this Section 1.5, including giving the other and such Representatives reasonable access at reasonable times to the applicable executive-level personnel, preparers of the notices and calculations set forth in this Section 1.5, and books and records of the Company for such matters. 1.5.1 Within one hundred twenty (120) days after the Closing Date, Buyer will prepare and deliver, or cause to be prepared and delivered, to Seller a statement (the “Preliminary Closing Statement”) stating, in reasonable detail, Buyer’s determination of: (a) (i) the Closing Net Working Capital and the Net Working Capital Surplus or the Net Working Capital Deficit, if any, (ii) the Cash Amount, (iii) the Closing Debt and (iv) the Unpaid Transaction Expenses; and (b) based on such calculations, the Adjustment Amount, if any. The Preliminary Closing Statement will be prepared (y) in accordance with (1) GAAP consistently applied in accordance with the Company’s past practices as set forth on Exhibit B and (2) the Illustrative Working Capital Calculation and (z) without giving effect to any other changes arising as a result of the Contemplated Transactions. 1.5.2 If Seller disagrees with any of the calculations set forth in the Preliminary Closing Statement, Seller shall, within forty-five (45) days after receipt of the Preliminary Closing Statement (the “Closing Statement Review Period”), deliver a written notice (a “Closing Statement Objection Notice”) to Buyer setting forth in reasonable detail Seller’s disagreement with any of the calculations set forth therein. In the event Seller does not provide such Closing Statement Objection Notice prior to the end of the Closing Statement Review Period (or earlier provides written notice of its acceptance of the calculations set forth in the Preliminary Closing Statement), Seller shall be deemed to have accepted the Preliminary Closing Statement and the computations set forth therein, and the Preliminary Closing Statement and the calculations set forth therein shall be final, binding and conclusive on the parties hereto for purposes of this Section 1.5. In the event a Closing Statement Objection Notice is delivered, Buyer and Seller will attempt to resolve in good faith any disputes identified therein. If Buyer and Seller, notwithstanding such good-faith efforts, do not

- 4 - VP/#64222072.19 obtain a final, binding resolution within thirty (30) days after Buyer’s receipt of the Closing Statement Objection Notice, Buyer and Seller will jointly consent to retain (which consent shall not be unreasonably withheld or delayed) a mutually acceptable independent public accounting firm with recognized regional or national standing (the “Independent Accountant”) within five (5) days after the expiration of the above thirty (30) day period for resolution of disputed items. The Independent Accountant will act as an expert and not as an arbitrator to resolve any disputed items. Buyer and Seller will direct the Independent Accountant to render a determination regarding such remaining disputed items within thirty (30) days after its retention, and Buyer and Seller will, and will cause their respective Representatives to, reasonably cooperate with the Independent Accountant during its engagement. The Independent Accountant will consider only those items and amounts in the Preliminary Closing Statement set forth in the Closing Statement Objection Notice that Buyer and Seller are unable to resolve. In resolving any disputed item, the Independent Accountant may not assign a value to any item greater than the greatest value for such item claimed by either Buyer or Seller or less than the smallest value for such item claimed by either Buyer or Seller. The Independent Accountant’s determination will be based solely on presentations by and information provided by Buyer and Seller (i.e., not on an independent review) and on the definition of Closing Net Working Capital, Cash Amount, Closing Debt and Seller Transaction Expenses and the principles included in this Agreement. In the absence of fraud or manifest error, the determination of the Independent Accountant will be conclusive and binding upon the parties hereto. Buyer and Seller will bear the costs and expenses of the Independent Accountant based on the percentage by which the portion of the net contested amount not awarded to each such party bears to the amount actually contested by such party. The amounts of the Closing Net Working Capital, the Cash Amount, the Closing Debt and the Unpaid Transaction Expenses as finally determined pursuant to Sections 1.5.1 and this 1.5.2 are referred to herein as the “Actual Closing Net Working Capital,” the “Actual Cash Amount,” the “Actual Closing Debt” and the “Actual Unpaid Transaction Expenses,” respectively. 1.5.3 On or before the tenth (10th) Business Day after the determination of the Actual Closing Net Working Capital, the Actual Cash Amount, the Actual Closing Debt and the Actual Unpaid Transaction Expenses, the Adjustment Amount shall be paid as follows: (a) if the Adjustment Amount is payable to Buyer by Seller, then (i) Buyer and Seller shall, pursuant to the terms of the Escrow Agreement, deliver a joint written instruction to the Escrow Agent authorizing the Escrow Agent to release from the Escrow Account to Buyer an aggregate amount equal to the Adjustment Amount; provided that the amount to be released from the Escrow Account in satisfaction of the Adjustment Amount payable to Buyer by Seller shall not exceed One Million Dollars ($1,000,000), and (ii) in the event the Adjustment Amount is greater than One Million Dollars ($1,000,000) (the amount of such shortfall, the “Shortfall”), Seller (with Seller’s Equityholders jointly and severally liable with Seller for the Shortfall) shall pay to Buyer via wire transfer of immediately available funds an aggregate amount equal to the Shortfall within ten (10) Business Days of the final determination of the Adjustment Amount; or (b) if the Adjustment Amount is payable to Seller by Buyer, Buyer shall pay to Seller by wire transfer of immediately available funds an amount equal to the Adjustment Amount within ten (10) Business Days of the final determination of the Adjustment Amount.

- 5 - VP/#64222072.19 1.5.4 In the event any party hereto breaches any provision of this Section 1.5, without limiting any other remedies available to it, the non-defaulting party shall have the right to obtain injunctive relief to cause the breaching party to comply in a timely manner with its obligations under this Section 1.5. Section 1.6 Commission Payments. 1.6.1 Buyer hereby agrees to remit (or cause the Company to remit) to Seller, within ten (10) Business Days following the end of each calendar month during the Buyer Commission Period (as defined below), a dollar amount in cash (the “Commission Payments”) equal to the dollar value of all Commissions earned and actually received by the Company or Buyer, or their successors or assigns, whether in the form of product credits or cash, during the immediately preceding calendar month (or partial calendar month for the last month of the Buyer Commission Period, as defined below), for the period commencing on the Closing Date and ending on January 13, 2025 (as such period may be extended pursuant to the immediately following sentence, the “Buyer Commission Period”), together with a statement reflecting how each Commission Payment was calculated. The Buyer Commission Period shall be extended by the same number of months as any Zero Profit Extensions; provided that (i) the Buyer Commission Period shall not be extended for greater than six (6) months in the aggregate, and (ii) in no event shall the Buyer Commission Period extend beyond July 13, 2025, for any reason, irrespective of whether the Commission Agreement Commission Period is extended pursuant to the terms of the Commission Agreement. The provisions of this Section 1.6 and each party’s rights and obligations hereunder shall survive the Closing of the Contemplated Transactions. 1.6.2 At all times during the Buyer Commission Period, Buyer and the Company shall not take any action with the primary intended purpose of (a) materially adversely impacting the Company’s, or its successors’ or assigns’, ability to earn Commissions under the Commission Agreement, or (b) materially reducing the amount of the Commissions the Company, or its successors or assigns, may earn during the Buyer Commission Period; provided that nothing contained herein shall restrict Buyer’s or the Company’s ability to engage in any downward pricing negotiations (or enter into, amend or otherwise modify any Contracts in connection therewith) with any customer or supplier of the Company. Section 1.7 Closing Deliveries. Pursuant to the terms and conditions of this Agreement, at the Closing, Seller shall deliver, or cause to be delivered, to Buyer or any other Person designated by Buyer, the Seller Closing Deliveries, in each case duly executed and in a form and substance reasonably satisfactory to Buyer, and Buyer shall deliver, or cause to be delivered, to Seller, the Buyer Closing Deliveries, in each case duly executed and in a form and substance reasonably satisfactory to Seller. ARTICLE II REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY AND ITS SUBSIDIARIES In order to induce Buyer to enter into and perform this Agreement and to consummate the Contemplated Transactions, Seller, Seller’s Equityholders, the Company and each of its Subsidiaries, jointly and severally, represent and warrant to Buyer, as of the date hereof and as of

- 6 - VP/#64222072.19 the Closing Date, as set forth below. For purposes of the representations and warranties set forth in this Article II, the term the “Company” shall include any and all Subsidiaries of the Company, unless otherwise noted herein. Section 2.1 Organization/Predecessors. The name of the Company (and not its Subsidiaries) is Ultra Pet Company, Inc. and the jurisdiction of organization of the Company (and not its Subsidiaries) is the State of Delaware. The Company is: (a) duly organized, validly existing and in good standing under the Legal Requirements of the jurisdiction of its formation, organization or incorporation and (b) duly qualified to do business and in good standing in each jurisdiction in which the Company’s business is conducted or property is located such as to require it to be so qualified, except where the failure to so qualify has not had, and is not reasonably likely to have, a Material Adverse Effect. Except as set forth on Schedule 2.1, Seller has delivered to Buyer true, correct and complete copies of: (x) the Organizational Documents of the Company and (y) the minute books of the Company. Schedule 2.1 also sets forth a list of: (i) any Person that has ever merged with or into the Company within the last 10 years, (ii) any Person a majority of whose capital stock (or similar outstanding equity securities) or equity interests has ever been acquired by the Company within the last 10 years, (iii) any Person all or substantially all of whose Assets have ever been acquired by the Company within the last 10 years, and (iv) any prior names of the Company or any Person described in clauses (i) through (iii) above within the last 10 years (each such Person, a “Predecessor”). Section 2.2 Power and Authorization. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the Contemplated Transactions are within the power and authority of the Company and have been duly authorized by all necessary action on the part of the Company. This Agreement and each Ancillary Agreement to which the Company is a party: (a) has been duly executed and delivered by the Company and (b) assuming due execution and delivery by Buyer, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and by general equity principles (the “Enforceability Exceptions”). The Company has the full power and authority necessary to own and use its Assets and carry on the Business as currently conducted. Section 2.3 Authorization of Governmental Authorities. Except as set forth on Schedule 2.3, no action by (including any authorization, consent or approval), or in respect of, or filing with, or notice to, any Governmental Authority is required for, or in connection with, the valid and lawful: (a) authorization, execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party or (b) consummation of the Contemplated Transactions by the Company. Section 2.4 Noncontravention. Except as disclosed on Schedule 2.4, neither the execution, delivery and performance by the Company of this Agreement or any Ancillary Agreement to which it is a party nor the consummation of the Contemplated Transactions will: (a) assuming the taking of any action by (including any authorization, consent or approval), or in respect of, or any filing with, any Governmental Authority, in each case, as disclosed on Schedule 2.3, violate any Legal Requirement applicable to the Company; (b) result in a breach or

- 7 - VP/#64222072.19 violation of, or default, or require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person, under any material Contract of the Company; (c) result in the creation or imposition of a Lien upon, or the forfeiture of, any Asset; or (d) result in a breach or violation of, or default under, the Organizational Documents of the Company. Section 2.5 Capitalization of the Company and its Subsidiaries. 2.5.1 The Shares comprise the entire authorized capital stock of the Company (and not its Subsidiaries). Seller is the record and beneficial owner of all of the Shares, and Seller has good, valid and marketable title to the Shares, free and clear of any and all Liens. All of the Shares: (a) have been duly authorized and validly issued and are fully paid and non-assessable, (b) were issued in compliance with all applicable Legal Requirements and (c) were not issued in violation of the Organizational Documents of the Company (and not its Subsidiaries), or any preemptive rights or rights of first refusal. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Shares, free and clear of all Liens other than transfer restrictions under federal and state securities laws. The Organizational Documents of the Company (and not its Subsidiaries) reflect all issuances, transfers, repurchases and cancellations of the Company’s (and not its Subsidiaries’) capital stock. 2.5.2 Each of the Company’s Subsidiaries is listed on Schedule 2.5.2. The authorized equity securities and all of the issued and outstanding equity securities of each such Subsidiary are set forth on Schedule 2.5.2 (the “Subsidiary Equity”). The Subsidiary Equity comprises the entire authorized capital securities of the Company’s Subsidiaries. Except as set forth on Schedule 2.5.2, the Company does not own or have any interest in any equity securities, nor does the Company have an ownership interest in any other Person, and the Company does not have any obligation to acquire any stock, partnership interest or joint venture interest or other equity securities in any corporation, organization or entity, or to make any contribution to any other Person. All of the Subsidiary Equity is owned of record and beneficially, either directly or indirectly, by the Company (and not its Subsidiaries), free and clear of all Liens other than transfer restrictions under federal and state securities laws. All of the Subsidiary Equity: (a) has been duly authorized and validly issued and is fully paid and non-assessable, (b) was issued in compliance with all applicable Legal Requirements and (c) was not issued in violation of the Organizational Documents of the Company’s Subsidiaries, or any preemptive rights or rights of first refusal. Upon consummation of the transactions contemplated by this Agreement, Buyer shall indirectly own all of the Subsidiary Equity, free and clear of all Liens other than transfer restrictions under federal and state securities laws. The Organizational Documents of the Company’s Subsidiaries reflect all issuances, transfers, repurchases and cancellations of the Company’s Subsidiaries’ capital securities. 2.5.3 No preemptive rights or rights of first refusal exist with respect to the Shares or Subsidiary Equity, and no such rights shall arise by virtue of or in connection with the Contemplated Transactions. There are no: (a) outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind relating to the Shares or Subsidiary Equity or that would require the Company to issue or sell any of the Shares or Subsidiary Equity (or securities convertible into or exchangeable for the Shares or Subsidiary Equity), (b) outstanding equity appreciation, phantom equity, profit participation or other similar rights with respect to the Company or (c) proxies, voting

- 8 - VP/#64222072.19 rights or other agreements or understandings with respect to the voting or transfer of the Shares or Subsidiary Equity. The Company is not obligated to redeem or otherwise acquire any of the Shares or Subsidiary Equity. Section 2.6 Financial Statements. 2.6.1 Financial Statements. Attached as Schedule 2.6.1 are copies of each of the following: (a) the unaudited balance sheet of the Company as of December 31, 2023 (the “Most Recent Balance Sheet”), and the related unaudited statements of income, cash flow and changes in equity of the Company for the twelve (12) month period ended December 31, 2023 (together with the Most Recent Balance Sheet, the “Most Recent Financials”), and (b) the reviewed balance sheets of the Company as of December 31, 2022, and December 31, 2021, together with the related statements of income, cash flow and changes in equity of the Company for each of those fiscal years then ended, accompanied by any notes thereto and the applicable report of the auditor, if any (collectively, the “Reviewed Financials” and, together with the Most Recent Financials, the “Financials”). 2.6.2 Except as disclosed on Schedule 2.6.2, the Financials (including any notes thereto): (a) are complete and correct in all material respects and were prepared in accordance with the books and records of the Company, (b) have been prepared in accordance with GAAP consistently applied in accordance with the Company’s past practices as set forth on Exhibit B and (c) fairly present, in all material respects, the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of the operations of the Company and changes in financial position for the respective periods covered thereby. 2.6.3 The books and records of the Company have been maintained in the Ordinary Course of Business and in accordance with sound business practices, including the maintenance of an adequate system of internal controls and represent bona fide transactions. At the Closing, all such books and records shall be in the possession of the Company. To the Seller’s Knowledge, there does not currently exist any fraud, nor any allegation of financial improprieties that involves management of the Company. Section 2.7 Absence of Undisclosed Liabilities. The Company does not have any Liabilities of a type required to be reflected on a balance sheet prepared in accordance with GAAP consistently applied in accordance with the Company’s past practices as set forth on Exhibit B, except for (a) Liabilities which are adequately reflected or reserved against in the Most Recent Balance Sheet, (b) Liabilities incurred in the Ordinary Course of Business since the date of the Most Recent Balance Sheet (none of which results from, arises out of or relates to any breach or violation of, or default under, a material Contract or Legal Requirement) and (c) Liabilities incurred in the Ordinary Course of Business under the Disclosed Contracts or under Contracts that are not required pursuant to this Agreement to be disclosed (none of which results from, arises out of or relates to any breach thereof, default thereunder or any Lien related thereto). Section 2.8 Absence of Certain Developments. Except for matters disclosed on Schedule 2.8, since the date of the Most Recent Balance Sheet, the Business has been conducted only in the Ordinary Course of Business, and no event or circumstance has occurred that has had or would be reasonably likely to have a Material Adverse Effect. Except for the matters disclosed

- 9 - VP/#64222072.19 on Schedule 2.8, since the date of the Most Recent Balance Sheet, the Company has not: (a) (i) amended its Organizational Documents, (ii) amended any term of its outstanding capital stock, equity interests or other securities or of any rights, warrants or options to acquire its capital stock, equity interests or securities or (iii) issued, sold, granted or otherwise disposed of, its capital stock, equity interests or other securities or any rights, warrants or options to acquire its capital stock, equity interests or other securities; (b) become liable in respect of any guarantee or has incurred, assumed or otherwise become liable in respect of any Debt, except for borrowings in the Ordinary Course of Business under credit facilities in existence as of the date of the Most Recent Balance Sheet; (c) permitted any of its Assets to become subject to a Lien other than a Permitted Lien; (d) (i) made any declaration, setting aside or payment of any dividend or other distribution in connection with any repurchase, redemption or other acquisition of, any of its capital stock, equity interests or (ii) entered into, or performed, any transaction with, or for the benefit of, Seller or Seller’s Equityholders or any Affiliate of Seller or Seller’s Equityholders (other than payments made to officers, managers, directors and employees in the Ordinary Course of Business); (e) suffered any material loss, destruction or damage (in each case, whether or not insured) affecting the Business or any material Asset; (f) increased the Compensation payable or paid, whether conditionally or otherwise, to (i) any employee, consultant or agent other than in the Ordinary Course of Business, (ii) any manager, director or officer other than in the Ordinary Course of Business or (iii) Seller or Seller’s Equityholders or any Affiliate of Seller or Seller’s Equityholders; (g) adopted or made any change in its methods of accounting or accounting practices (including with respect to reserves), except changes as required by the Code; (h) terminated or closed any Facility, business or operation; (i) made, changed or revoked any election relating to Taxes or adopted or changed any method of Tax accounting, or prepared any material Tax Returns in a manner that is inconsistent with past practice, filed an amendment to any Income Tax Return or other material Tax Return, filed a claim for refund of Taxes, surrendered any right or claim to a refund for Taxes, entered into a closing or similar agreement with a Taxing Authority, submitted to a Taxing Authority any request for a ruling or closing agreement or similar agreement with respect to Taxes, settled and/or compromised any Tax Liability, or consented in writing to any claim or assessment relating to any Taxes or waived the statute of limitations for any such claim or assessment (other than with respect to any extension of time to file any Tax Return); (j) adopted, or except as required by applicable Legal Requirements, amended any Employee Plan or, except in accordance with terms thereof as in effect on the date of the Most Recent Balance Sheet, increased any benefits under any Employee Plan; (k) written up or written down any of its material Assets or revalued its inventory outside the Ordinary Course of Business; (l) failed to maintain in full force and effect insurance policies on its properties providing coverage and amounts of coverage comparable to the coverage and amounts of coverage provided under its policies of insurance; and (m) entered into any Contract outside the Ordinary Course of Business or otherwise agreed to take any of the actions described in the foregoing clauses (a) through (m). Section 2.9 Debt; Guarantees. The Company has no Liabilities in respect of Debt except as set forth on Schedule 2.9. For each such item of Debt, Schedule 2.9 correctly sets forth the debtor, the principal amount of such Debt as of the date of this Agreement, the creditor, the maturity date and the collateral, if any, securing such Debt. The Company does not have any Liability in respect of a guarantee of any Debt of any other Person. Section 2.10 Ownership and Condition of Assets; Sufficiency. The Company has sole and exclusive, good and marketable title to, or, in the case of property held under a lease or other

- 10 - VP/#64222072.19 Contract, a sole and exclusive, enforceable leasehold interest in, or right to use, all of its material Assets. Except as disclosed on Schedule 2.10, none of the material Assets is subject to any Lien other than a Permitted Lien. The Assets comprise all of the assets, properties and rights of every type and description, whether real or personal, tangible or intangible, used in or necessary for the conduct of the Business as currently conducted and are: (i) sufficient to conduct the Business as currently conducted, and (ii) in reasonably good operating and working condition, subject to normal wear and tear. The Company (and not its Subsidiaries) does not control, directly or indirectly, or own any direct or indirect equity securities in any Person other than its Subsidiaries. Except as disclosed on Schedule 2.10, the Company’s Subsidiaries do not control, directly or indirectly, or own any direct or indirect equity securities in any Person. Neither Seller or Seller’s Equityholders nor Seller’s or Seller’s Equityholders’ Affiliates owns or has any rights to any Asset. No Excluded Asset is used in or required for the operation of the Business as the Business is currently conducted and as currently anticipated to be conducted. Section 2.11 Accounts Receivable. All accounts and notes receivable reflected on the Most Recent Balance Sheet and all accounts and notes receivable arising subsequent to the date of the Most Recent Balance Sheet have arisen in the Ordinary Course of Business and, except as set forth on Schedule 2.11: (a) there are no material disputes, contests, claims, counterclaims or setoffs with respect to such accounts or notes receivable that have not been reserved for in the Financials, (b) such accounts and notes receivable are current and collectible (provided that this clause (b) shall not serve as a guarantee of collection by the Company), and (c) the Company has not received written notice, or to Seller’s Knowledge, any other communication, that any material amounts under such accounts and notes receivable will not be collected in accordance with their terms, other than those that have been reserved for in the Financials. Section 2.12 Real Property. 2.12.1 The Company does not own, nor has it previously owned, any real property. 2.12.2 Schedule 2.12.2 contains a true and complete list, by street address or other location information, of: (a) all real property leased or subleased by the Company (collectively, the “Leased Properties”) and (b) all leases, subleases, licenses, estoppel certificates, and other agreements (and any and all amendments, modifications, or supplements thereto) for or related to the use and occupancy by the Company of the Leased Properties (together with all modifications, amendments and supplements thereto, collectively the “Real Property Leases”). With respect to each parcel of Leased Properties, the Company has a valid and enforceable leasehold interest or estate in such Leased Property(ies) for the term set forth on Schedule 2.12.2, free and clear of all Liens, except for Permitted Liens, which Permitted Liens do not materially interfere with the present or presently contemplated use of any of the Leased Property. The Real Property Leases constitute all of the leases under which the Company holds a leasehold interest with respect to the Leased Properties. Except for the Company, no Person has any right to use, occupy, possess or lease, or is using, occupying, possessing or leasing, all or any portion of the Leased Properties. No Person other than the Company holds any right of first offer, right of first refusal or right or option to purchase, lease, license or otherwise use or occupy the Leased Properties. All necessary consents, approvals, notices and other actions arising out of or otherwise related to the assignment of each Real Property Lease by the Company to Buyer have been obtained, given and effected, and are in full force and effect and not subject to any objection as of the Closing Date.

- 11 - VP/#64222072.19 2.12.3 The Company is not in default under any of the Real Property Leases and no other party to the Real Property Leases has the right to terminate, accelerate performance under or otherwise modify any of the Real Property Leases, including upon the giving of notice or the passage of time. Except as described on Schedule 2.12.3, to Seller’s Knowledge, no Person who is a party to any Real Property Lease is in default under such Real Property Lease. No Person who is a counterparty to any Real Property Lease is an Affiliate of or otherwise related to the Company. 2.12.4 The Leased Properties constitute all of the real estate used or occupied by the Company, and no other real estate is necessary for the conduct of, or in connection with, the Business. All of the documents delivered to Buyer for its review and inspection relating to the Leased Properties are true and complete copies of such documents, and Seller has delivered to Buyer true and complete copies of all of the Real Property Leases. 2.12.5 No condemnation or eminent domain or similar Action (including, without limitation, proceedings for or involving collections, condemnation, eminent domain, alleged building code or environmental or zoning violations, or other violations of applicable Legal Requirements, or personal injuries or property damage alleged to have occurred on any of the Leased Properties or by reason of the condition, use of or operations on, the Leased Properties) is pending or, to Seller’s Knowledge, threatened as to any of the Leased Properties or any portion thereof. The Company has received no notice of any proposed reassessment of the Leased Properties by any Governmental Authority and, to Seller’s Knowledge, there is no threatened or pending special assessment or other Action affecting the Leased Properties, nor to Seller’s Knowledge has there been any announcement of any Improvement affecting or benefiting the Leased Properties that may result in any special assessment. Except for the Real Property Leases, to Seller’s Knowledge there is no development or other agreement that limits the ability to protest any Taxes or requires any continued business operation with respect to the Leased Properties. 2.12.6 Except as set forth on Schedule 2.12.6, all Improvements are in good condition and repair, ordinary wear and tear excepted, and have not suffered any material casualty or other material damage that has not been repaired in all material respects. Except as set forth on Schedule 2.12.6, the Improvements will be in good working order as of the Closing Date and comply, in all material respects, with all Legal Requirements. Except as set forth on Schedule 2.12.6, there are no material defects in the condition of the Improvements or, to Seller’s Knowledge, any soil, environmental or subsurface condition that materially limits the use of or impacts the value of the Leased Properties or the Business. Seller has not received any notice from any insurance carrier of, nor is it aware of, any defects or inadequacies in the Leased Properties that, if not corrected, would result in termination of insurance coverage, increase its cost or otherwise affect the insurability of the Leased Properties. To Seller’s Knowledge, other than minor roof leaks, there have been no flood events or flooding on or at the Leased Properties during the Company’s occupancy thereof within the last five (5) years. To Seller’s Knowledge, no Improvements constitute a legal non-conforming use or otherwise require any special dispensation, variance or special Permit under any Legal Requirement. Section 2.13 Intellectual Property. 2.13.1 The Company owns or has the right to use all Company Intellectual Property material to the Business as currently conducted. Except for the Technology and

- 12 - VP/#64222072.19 Intellectual Property Rights licensed to the Company under the Inbound IP Contracts identified on Schedule 2.13.4, the Company owns all right, title and interests in the Company Intellectual Property and the Company Technology, free of any Lien, except for Permitted Liens, and no Company Technology or Company Intellectual Property are in the possession, custody or control of, or owned by, any Person other than the Company. 2.13.2 The Company has not: (a) sold any products or performed any services that interfered with, infringed upon or diluted, misappropriated or violated any Intellectual Property Rights of any third Person; (b) received any charge, complaint, claim, demand or notice alleging (i) that any products sold or services performed by the Company interfere with, infringe upon, dilute, misappropriate, or violate the Intellectual Property Rights of any third Person (including any written invitation to license or written request or demand to refrain from using any Intellectual Property Rights of any third Person in connection with the conduct of the Business or the use of the Company Technology, other than based on Inbound IP Contracts) or (ii) the invalidity, misuse or unenforceability of the Intellectual Property Rights used in the conduct of the Business; or (c) agreed to or has an obligation to indemnify any third Person for or against any interference with, infringement upon or dilution, misappropriation or violation of the Intellectual Property Rights of any third Person. To Seller’s Knowledge, no third Person has interfered with, infringed upon, diluted, misappropriated or violated any Company Intellectual Property. 2.13.3 Schedule 2.13.3 identifies all patents, patent applications, registered trademarks and copyrights, applications for trademark and copyright registrations, domain names, registered design rights and other forms of registered Intellectual Property Rights and applications therefor, owned by or exclusively licensed to the Company (collectively, the “Company Registrations”). All patents, registered trademarks and registered copyrights included in the Company Registrations are valid, subsisting and enforceable. Schedule 2.13.3 also identifies each trade secret, trade name, unregistered trademark or service mark and unregistered copyright owned or exclusively licensed by the Company used in the Business. 2.13.4 Schedule 2.13.4 identifies under separate headings each Contract under which the Company: (a) uses or licenses an item of Company Technology or Company Intellectual Property that any third Person owns (the “Inbound IP Contracts”) and (b) has granted any third Person any right or interest in Company Intellectual Property, including any right to use any item of Company Technology (together with the Inbound IP Contracts, the “IP Contracts”). Except as provided in the Inbound IP Contracts, the Company does not owe any royalties to any third Person for the use of any Intellectual Property Rights or Technology and the Company has not licensed any Company Technology or Company Intellectual Property. 2.13.5 The Company has maintained commercially reasonable practices to protect the confidentiality of the Company’s Confidential Information and trade secrets. No present or former employee, officer, consultant, contractor or owner of the Company has any ownership, license or other right, title or interest in any Company Intellectual Property. Each current or former employee, officer, consultant, contractor or owner of the Company who has contributed to or participated in the creation of any Company Intellectual Property: (a) has executed and delivered to the Company, written, legally binding Contracts that automatically assign to the Company all of such Person’s respective rights, including Intellectual Property Rights, relating to such product or service; or (b) otherwise has by operation of law vested in the Company all right, title, and interest

- 13 - VP/#64222072.19 in such Intellectual Property Rights by virtue of his or her relationship with the Company. To Seller’s Knowledge, there has been no breach by any third Person of any confidentiality requirements with respect to the Company’s material Confidential Information, and there has been no breach by the Company of any confidentiality obligations to which the Company is subject. 2.13.6 Schedule 2.13.6 lists all open source computer code contained in or used in the development of Company Technology (other than to the extent based on Inbound IP Contracts) or any product or service of the Company. Except as disclosed on Schedule 2.13.6, none of the Company Technology (other than to the extent based on Inbound IP Contracts) or any product or service of the Company constitutes, contains or is dependent on any open source computer code, and none of the Company Technology, other than to the extent based on Inbound IP Contracts, or any product or service of the Company is subject to any IP Contract or other Contract that would require the Company to divulge on a nonconfidential basis to any Person any source code or trade secret that is part of the Company Technology (other than to the extent based on Inbound IP Contracts). 2.13.7 The Company’s use and dissemination of any personally identifiable information concerning individuals is in compliance in all material respects with all privacy policies, terms of use, Legal Requirements and Contracts applicable to the Company or to which the Company is bound. The Company maintains policies and procedures regarding data security and privacy and maintains administrative, technical and physical safeguards that are commercially reasonable. To Seller’s Knowledge, there have been no security breaches relating to, or violations of any security policy regarding, or any unauthorized access of, any data or information used by the Company. Section 2.14 Legal Compliance; Illegal Payments; Permits. 2.14.1 The Company is not in material breach or in material violation of, or default under, and has not at any time during the previous five (5) years been in breach or violation of, or default under: (a) its Organizational Documents, nor does any circumstance exist which, with or without notice or lapse of time or both, would constitute such a breach, violation or default; or (b) any Legal Requirement, nor is there a basis which could constitute such a breach, material violation or default. Neither the Company nor any of its managers, directors, officers, employees or agents has directly or indirectly given, or agreed to give, any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office. The Company has been duly granted all Permits under all Legal Requirements necessary for the conduct or operation of the Business. 2.14.2 Schedule 2.14.2 describes each Permit held by the Company affecting, or relating to, the Assets or the Business, together with the Governmental Authority or other Person responsible for issuing such Permit. Except as disclosed on Schedule 2.14.2: (a) each such Permit held by the Company is valid and in full force and effect, (b) the Company is not in breach or violation of, or default under, any such Permit, and no circumstance exists which, with or without notice or lapse of time or both, would constitute any such breach, violation or default, (c) no Action

- 14 - VP/#64222072.19 is pending or, to Seller’s Knowledge, threatened, to revoke, refuse to renew or modify any such Permit, and (d) the Permits will continue to be valid and in full force and effect on identical terms following the consummation of the Contemplated Transactions, subject to the Company obtaining any required approvals required due to a change in control of the Company, which are disclosed on Schedule 2.14.2. Section 2.15 Tax Matters. 2.15.1 The Company has timely filed, or have caused to be timely filed (including any valid extensions) on its behalf, all Tax Returns required to be filed in accordance with all Legal Requirements. All such Tax Returns were true and complete in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been timely paid in full. Except as disclosed on Schedule 2.15.1, the Company has not received any notice from any Taxing Authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no Liens with respect to Taxes upon any Asset other than Liens for current Taxes not yet due and payable. 2.15.2 The Company has properly classified each of its service providers as an independent contractor or employee, as applicable, for all applicable Tax purposes and has deducted, withheld and timely paid to the appropriate Governmental Authority all Taxes required to be deducted, withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and the Company has complied with all reporting and record-keeping requirements relating thereto. 2.15.3 There is no dispute, audit or other Action concerning any Taxes (or the nonpayment thereof) of the Company pending, being conducted, claimed, threatened or raised by a Governmental Authority. The Company has provided to Buyer true and complete copies of all Tax Returns, examination reports and statements of deficiencies filed, assessed against or agreed to by the Company during the past five (5) years. 2.15.4 The Company (a) has not requested a waiver or been granted a waiver of any statute of limitations in respect of, or agreed to any extension of time with respect to a Tax assessment or deficiency of, any Taxes, other than waivers or extensions that have expired, (b) is not the beneficiary of any extension of time within which to file any Tax Return or (c) has not executed any power of attorney with respect to any Tax, other than powers of attorney that are no longer in force. 2.15.5 The Taxes of the Company that have accrued in accordance with GAAP consistently applied in accordance with the Company’s past practices as set forth on Exhibit B, but that have not yet been paid: (a) did not as of the date of the Most Recent Balance Sheet exceed the reserve for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than any notes thereto) and (b) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

- 15 - VP/#64222072.19 2.15.6 Except as disclosed on Schedule 2.15.6, with respect to any taxable period for which the statute of limitations on assessments has not closed, the Company has not made any payments that, or has been or is a party to any Contract that pursuant to its terms: (a) resulted or would result, individually or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code Section 280G, (b) resulted or would result separately or in the aggregate, in the imposition of an excise Tax under Code Section 4999 (or any corresponding provisions of state, local or foreign Tax law) or (c) could result in it making any payment that will be required to be included in gross income under Code Section 409A(a)(1)(A). To the extent applicable, prior to the Closing Date, the Company submitted or caused the applicable Person to submit, to the voting equityholders of Seller (in a manner satisfactory to Buyer) for execution and approval by such voting equityholders of Seller as is required by the terms of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, any payments or benefits that may be made or provided pursuant to any Company Plan (as defined below), other Contracts or otherwise in connection with any of the Contemplated Transactions to any Person who is a disqualified individual (as such term is defined for purposes of Section 280G of the Code and the Treasury Regulations thereunder (collectively, “Section 280G”)) and that, absent such approval, would reasonably be expected to be a “parachute payment” that would not be deductible by reason of Section 280G or that would be subject to an excise Tax under Section 4999 of the Code (determined without regard to the exceptions contained in Section 280G(b)(4)) or any corresponding provision of any state, local or foreign law (together, the “Section 280G Payments”). Such approval was sought in a manner that satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q&A-7 of Section 1.280G-1 of such Treasury Regulations. In the absence of such approval, no Section 280G Payments shall be made. 2.15.7 The Company: (a) is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement or any similar arrangement for the sharing of Tax liabilities, other than any agreement entered into in the ordinary course of business that does not have as its primary purpose the allocation of liability for Tax, (b) is not and has not been a member of an affiliated, combined, unitary or similar group for purposes of any Tax, other than a group of which the Company, or one of its Subsidiaries or sub-subsidiaries is or was the parent and (c) does not have any Liability for the Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirement), as a transferee or successor, by contract or otherwise. 2.15.8 The Company is not and has not been required to make any adjustment pursuant to Code Section 481(a) (or any predecessor provision) or any similar provision of state, local or foreign Tax law by reason of any change in any accounting methods, or will be required to make such an adjustment as a result of the Contemplated Transactions, and there is no application pending with any Governmental Authority requesting permission for any changes in any of its accounting methods for Tax purposes. The Company has not received any notice of any proposed adjustment or change in accounting method from any Governmental Authority. 2.15.9 The Company will not be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (a) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign Income Tax law) executed on or prior to the Closing Date, (b) intercompany transaction or excess loss account

- 16 - VP/#64222072.19 described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign Income Tax Legal Requirement) existing on the Closing Date, (c) installment sale or open transaction disposition made on or prior to the Closing Date (d) prepaid amount received on or prior to the Closing Date or (e) election pursuant to Code Section 108(i) (or any corresponding or similar provision of state, local or foreign Tax law) or (e) an election under Code Section 965(h). 2.15.10 The Company has properly (a) collected and remitted all material amounts of sales, use, value added and similar Taxes with respect to sales made to its customers or services provided to its customers and (b) for all sales or services that are exempt from sales, use, value added and similar Taxes and that were made without charging or remitting such Taxes, received, reviewed and/or retained any appropriate Tax exemption certificates and other documentation qualifying such sale or service as exempt (in each case) as required by Legal Requirement. The Company has substantially complied with all unclaimed property, escheat and similar Legal Requirements and have duly and properly turned over, to the extent required by such Legal Requirements, all material properties or credits or other assets to the appropriate Governmental Authorities. 2.15.11 The Company is not, nor has been, a party to, or a promoter of, a “listed transaction” or “reportable transaction” within the meaning of Section 6707A(c) of the Code and Treasury Regulations Section 1.6011-4(b). 2.15.12 The Company has not, within the last five (5) years, distributed the stock of any corporation or had its stock distributed by another person in a transaction satisfying or intending to satisfy the requirements of Section 355 or Section 361 of the Code. 2.15.13 The Company (a) is not a “passive foreign investment company” within the meaning of Code § 1297, nor (b) except as set forth on Schedule 2.15.13, has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized. 2.15.14 All intercompany transactions have been conducted in accordance with an arm’s-length result within the meaning of Treasury Regulation Section 1.482-1(b)(1) or similar non-United States law. Section 2.16 Employee Benefit Plans. 2.16.1 Schedule 2.16.1 lists all Employee Plans that the Company sponsors, maintains, participates, or to which the Company contributes or is obligated to contribute, or under which the Company has or could have any Liability, or that benefits any current or former employee, manager, director, officer, consultant or independent contractor of the Company or the beneficiaries or dependents of any such Person (each, a “Company Plan”), including, without limitation, each Employee Plan that is sponsored, provided, or maintained by a professional employer organization (a “PEO”) and to which the Company has an obligation to make contribution or pay premiums with respect to their employees or otherwise have any Liability, contingent or otherwise (a “PEO Plan”). With respect to each Company Plan, Seller has made available to Buyer true, accurate and complete copies of each of the following: (a) the plan document, together with

- 17 - VP/#64222072.19 all amendments thereto, and if the plan has not been reduced to writing, a written summary of all material terms of such Company Plan, (b) if applicable, copies of any trust agreements, custodial agreements, insurance policies, administrative agreements and similar agreements, and investment management or investment advisory agreements, (c) copies of any summary plan descriptions, summary of material modifications, employee handbooks or similar employee communications, (d) in the case of any plan that is intended to be qualified under Code Section 401(a), a copy of the most recent determination letter from the Internal Revenue Service and any related correspondence, or, if entitled to rely upon an opinion or notification letter issued to the sponsor of an IRS-approved M&P or volume submitter plan document, such opinion or notification letter, and a copy of any pending request for such determination and (e) in the case of any plan for which Forms 5500 are required to be filed, a copy of the three (3) most recently filed Forms 5500, with schedules attached. With respect to any Company Plan that is a PEO Plan, the Company has made available to Buyer such documents as listed above in provisions (a) – (e) associated with such PEO Plans that the Company has in its possession, and will obtain all other documentation from the applicable PEO. 2.16.2 Neither the Company nor any other Person that would be considered a single employer with the Company under the Code or ERISA, including Section 414 of the Code (“ERISA Affiliate”), has ever sponsored, maintained, contributed to or has or could have any Liability for, a plan subject to Title IV of ERISA or Code Section 412, including any “multiemployer plan” as defined in Section 4001(a)(8) of ERISA. 2.16.3 Each Company Plan that is intended to be qualified under Code Section 401(a) has, to Seller’s Knowledge, been so qualified since its inception and has received a favorable determination letter from the Internal Revenue Service, or is entitled to rely upon an opinion or notification letter issued to the sponsor of an IRS-approved M&P or volume submitter plan document, providing that such Company Plan is a “qualified plan” under Code Section 401(a), and any related trusts are exempt from taxation under Code Section 501(a). Each Company Plan, including any associated trust or fund, has been administered in accordance with its terms and operated in compliance with applicable Legal Requirements in all respects, and nothing has occurred with respect to any Company Plan that has subjected or could subject the Company to a penalty under ERISA or to a material excise Tax under the Code. Each Company Plan that is a qualified defined contribution plan is an “ERISA Section 404(c) Plan” within the meaning of the applicable Department of Labor regulations. 2.16.4 All required contributions to, and premium payments on account of, each Company Plan have been made on a timely basis for the past six (6) years. All accrued contributions and other payments to be made by the Company and any ERISA Affiliate to any Company Plan through the date hereof have (and as of the Closing Date will have) been made. Neither the Company nor any ERISA Affiliate is in default in performing any of its Contracts under any of the Company Plans or any related trust or insurance Contract, and there are no outstanding Liabilities of any Company Plan other than Liabilities for benefits to be paid to participants in such Company Plan. 2.16.5 There is no pending or, to Seller’s Knowledge, threatened Action relating to a Company Plan, other than routine claims in the Ordinary Course of Business for benefits provided for by the Company Plans. No Company Plan is or, within the past six (6) years, has been the subject of an examination or audit by a Governmental Authority, or is the subject of an

- 18 - VP/#64222072.19 application or filing under, or is a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program, and no such participation is expected with respect to any Company Plan. 2.16.6 Except as required under Section 601 et seq. of ERISA, no Company Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment. 2.16.7 Neither the Company nor any ERISA Affiliate has (a) engaged in any transaction prohibited by ERISA or the Code; (b) breached any fiduciary duty owed by the Company or any ERISA Affiliate with respect to any Company Plan; (c) failed to file and distribute timely and properly all reports, returns and similar documents and information required to be filed with any Governmental Authority or required to be distributed to any plan participant in accordance with ERISA or the Code, or (d) otherwise has any liability for any failure to act or comply in connection with the administration or investment of the assets of any Company Plan. For purposes of each Company Plan, the Company and each ERISA Affiliate has correctly classified those individuals performing services for each of them as common law employees, leased employees, independent contractors or agents of the Seller. 2.16.8 The consummation of the Contemplated Transactions will not accelerate the time of the payment or vesting of, or increase the amount of, or result in the payment of separation, severance, termination or similar benefits or result in the forfeiture of compensation or benefits under any Company Plan. Any Company Plan which is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been maintained in a written form and administered in good faith compliance with Section 409A of the Code and the regulations thereunder, and no amounts under any such Company Plan is, has been, or could be subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code. Neither the Company nor any ERISA Affiliate is under any obligation to gross-up any Person for Taxes incurred under Section 409A or 4999 of the Code. 2.16.9 All Company Plans which are group health plans each currently comply with and have complied during the last six (6) years with the requirements of COBRA, the Health Insurance Portability and Accountability Act, the Patient Protection and Affordable Care Act and Health Care and Education Reconciliation Act of 2010, as amended (the “ACA”), and any other comparable domestic laws. Neither the Company not any ERISA Affiliate has any Liability under or with respect to (x) the ACA or (y) COBRA other than to provide health care continuation coverage to qualified beneficiaries as required under COBRA. Section 2.17 Environmental Matters. 2.17.1 There are no Environmental Claims existing, pending or threatened, relating to or against the Company regarding any Environmental Law, Hazardous Materials Activity or Hazardous Material, and there are no facts, circumstances or conditions that would reasonably be expected to give rise to such Environmental Claims. To Seller’s Knowledge, the operations of the Company, the Business, the Facilities and any property or facility owned (to the extent applicable), operated or leased by the Company at any time comply in all material respects

- 19 - VP/#64222072.19 with and provide no basis for Liability or obligation of the Company related to any Environmental Law. 2.17.2 Neither the Company nor, to Seller’s Knowledge, any other Person (in connection with the operation of the Business) has released, placed, stored or arranged for disposal of any Hazardous Materials on, beneath or from any Facility or any property or facility owned, operated or leased by the Company or to which Hazardous Materials generated by the Company were transported or disposed, or came to be located, except, in each case, in material compliance with applicable Environmental Laws and in a manner such that there has been no Release of any Hazardous Materials into the environment in violation of Environmental Laws or that would reasonably be likely to give rise to any Liability, Cleanup, Environmental Claim or other obligation of the Company under Environmental Laws or that would reasonably be expected to result in the assertion or creation of a Lien on such properties by any Governmental Authority or agency with respect thereto. 2.17.3 To Seller’s Knowledge, none of the following exists at any of the properties, including the Leased Properties, or is used by the Company: underground and above- ground storage tank systems; materials or equipment containing polychlorinated biphenyls; or landfills, surface impoundments or disposal areas, in violation of any Environmental Laws or that would reasonably be likely to give rise to any Liability, Cleanup, Environmental Claim or other obligation of the Company under Environmental Laws. 2.17.4 The Company has timely obtained, maintained and complied in all material respects with the terms of all Permits required under all applicable Environmental Laws to entitle the Company to carry on and conduct the Business. The Company has not received any notice of any proposal to amend, revoke or replace any such Permit. 2.17.5 The Company has not: (a) received any written notice, or, to Seller’s Knowledge, other communication, from any Governmental Authority or any other Person of any (i) unresolved violation of any Environmental Laws by or any Environmental Claim against the Company, or (ii) any unresolved Liabilities of the Company relating to Environmental Laws, including relating to any Facility or any real property formerly owned, leased or operated by the Company or any real property to which Hazardous Materials generated by the Company were transported or disposed, or came to be located, (b) assumed, by Contract or otherwise, undertaken or provided an indemnity with respect to any material or potentially material Liability of any other Person under Environmental Laws, (c) entered into or agreed to enter into any consent decree or Government Order, and the Company is not subject to any judgment, consent decree or judicial or binding administrative order relating to compliance with Environmental Laws, Cleanup, Environmental Claims or Hazardous Materials, which has not been concluded, completed or satisfied in all material respects or (d) imported, manufactured, stored, operated, transported, treated or disposed of any Hazardous Material other than in material compliance with all Environmental Laws. 2.17.6 If applicable, the Company has delivered to Buyer true and complete copies of any Phase I and Phase II environmental site assessment reports, environmental, health or safety audits or inspections, reports, notifications, certificates of need, Permits, pending Permit applications, correspondence and engineering studies in its possession or control, in each case as

- 20 - VP/#64222072.19 amended and in effect, and any documents related to any matter addressed in this Section 2.17 in its possession or control. Section 2.18 Contracts. 2.18.1 Except as disclosed on Schedule 2.18.1, the Company is not bound by or a party to: (a) any Contract (or group of related Contracts) for the purchase or sale of inventory, raw materials, commodities, supplies, goods, products, equipment or other personal property, or for the furnishing or receipt of services, in each case, the performance of which will extend over a period of more than one (1) year or that provides for aggregate payments to or by the Company in excess of Fifty Thousand Dollars ($50,000); (b) (i) any capital lease or (ii) any other lease or other Contract relating to equipment providing for aggregate rental payments in excess of Fifty Thousand Dollars ($50,000), in each case under which any equipment is held or used by the Company; (c) any Contract, other than Real Property Leases or leases relating to equipment, relating to the lease or license of any Asset, including Technology and Intellectual Property Rights (excluding licenses for off-the-shelf software with annual license fees under Fifty Thousand Dollars ($50,000)) that is not included on Schedule 2.13.4; (d) any Contract relating to the acquisition or disposition of (i) any business of the Company (whether by merger, consolidation or other business combination, sale of securities, sale of Assets or otherwise) or (ii) any Asset other than in the Ordinary Course of Business for consideration in excess of Fifty Thousand Dollars ($50,000); (e) any Contract under which the Company is, or may become, obligated to pay any amount in respect of indemnification obligations, purchase price adjustment or otherwise in connection with any (i) acquisition or disposition of Assets or securities (other than the sale of inventory in the Ordinary Course of Business), (ii) merger, consolidation or other business combination or (iii) series or group of related transactions or events of the type specified in clauses (i) and (ii) above; (f) any Contract concerning or consisting of a partnership, limited liability company or joint venture agreement; (g) any Contract (or group of related Contracts) under which (i) the Company has created, incurred, assumed or guaranteed any Debt, (ii) the Company has permitted any Asset to become encumbered or (iii) any other Person has guaranteed any Debt of the Company; (h) any Contract relating to confidentiality or noncompetition (whether the Company is subject to or the beneficiary of such obligations); (i) any Contract under which the Company has or may have any Liability to any investment bank, broker, financial advisor, finder or other similar Person (including an obligation to pay any legal, accounting, brokerage, finder’s or similar fees or expenses in connection with this Agreement or the Contemplated Transactions); (j) any Contract providing for (i) the employment or consultancy with an individual on a full-time, part-time, consulting or other basis or (ii) otherwise providing Compensation or other benefits, including but not limited to severance or change-of-control benefits, to any officer, manager, director, employee or consultant (other than an Employee Plan); (k) any agency, dealer, distributor, sales representative, marketing or other similar agreement; (l) any Contract under which the Company has advanced or loaned an amount to any of its Affiliates or employees; (m) any Contract with any Governmental Authority (including with respect to Taxes); (n) any Contract with Top Customers or Top Vendors; (o) any Contracts containing most- favored-nations or exclusivity terms; (p) any settlement agreements entered into within the past five (5) years, or which have continuing obligations or restrictions; (q) any Contracts granting power of attorney; or (r) any other Contract (or group of related Contracts) the performance of which involves consideration in excess of One Hundred Thousand Dollars ($100,000) over the life of such Contract.

- 21 - VP/#64222072.19 2.18.2 Enforceability; Breach. Each Contract disclosed or required to be disclosed on Schedules 2.9 (Debt; Guarantees), 2.12 (Real Property Leases), 2.13 (Intellectual Property), 2.16 (Employee Benefit Plans), 2.18 (Contracts), 2.21 (Employees) or 2.24 (Insurance) (each, a “Disclosed Contract”) is: (a) enforceable, subject to the Enforceability Exceptions, against the Company party to such Contract and, to Seller’s Knowledge, the other party thereto and (b) in full force and effect and, subject to obtaining any necessary consents disclosed on Schedule 2.3 or 2.4, as applicable, will continue to be so enforceable and in full force and effect on identical terms following the consummation of the Contemplated Transactions. Except as otherwise disclosed on Schedule 2.18.2, neither the Company nor, to Seller’s Knowledge, any other party to any Disclosed Contract is in breach or violation of, or default under, or has repudiated any provision of, any Disclosed Contract, and to Seller’s Knowledge, no circumstances exist that would reasonably result in such a breach. No counterparty to a Disclosed Contract has provided written notice or, to Seller’s Knowledge, other communication, to the Company regarding its intent to materially alter or terminate such Disclosed Contract, nor to Seller’s Knowledge is there any basis therefor. Seller has delivered to Buyer true, accurate and complete copies of each written Disclosed Contract, in each case, as amended or otherwise modified and in effect. Seller has delivered to Buyer a written summary of the terms and conditions of any oral Disclosed Contract. Any restrictions on the Company’s ability to sell health-monitoring cat litter in the United States expires in August 31, 2025. Section 2.19 Affiliate Transactions. Except for the matters disclosed on Schedule 2.19, neither the Company, Seller or any equityholders of Seller (including Seller’s Equityholders), nor any of their respective members, officers, directors, managers or key employees, or any Person related by blood or marriage to any such Person or any Affiliate of any of such Persons (a) has any direct or indirect ownership interest in any competitor, supplier or customer of the Business or in any Person from which or to which the Company is doing business, (b) is involved in any business arrangement or relationship with the Business or the Company or (c) owns any material property or right, tangible or intangible (including any Intellectual Property Rights), that is used by the Business or the Company. Section 2.20 Top Customers and Top Vendors. Schedule 2.20 sets forth a list of the Company’s: (a) top twenty (20) customers for each of (i) the fiscal year ended December 31, 2023 and (ii) the three (3) month period ended March 31, 2024 (the “Top Customers”) and (b) top twenty (20) vendors for each of (i) the fiscal year ended December 31, 2023 and (ii) the three (3) month period ended March 31, 2024 (the “Top Vendors”). Except as described on Schedule 2.20, the Company has not received any written notice or, to Seller’s Knowledge, other communication that any Top Customer or Top Vendor will, and to Seller’s Knowledge, no such Top Customer or Top Vendor plans or has threatened to, stop or decrease the rate of business done with the Company. The Company has not received any written notice or, to Seller’s Knowledge, other communication, that any Top Vendor will, and to Seller’s Knowledge, no such Top Vendor plans or has threatened to materially increase the pricing of services or goods provided to the Company. Each agreement relating to such Top Customers and Top Vendors is listed on Schedule 2.18.

- 22 - VP/#64222072.19 Section 2.21 Employees. 2.21.1 Schedule 2.21.1 contains a list of all persons who are employees, independent contractors or consultants of the Company as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (a) name, (b) title or position (including whether full-time or part-time), (c) hire or retention date, (d) current annual base compensation rate or contract fee, (e) commission, bonus or other incentive-based compensation and (f) a description of the fringe benefits provided to each such individual as of the date hereof. Except as set forth on Schedule 2.21.1, as of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of the Company for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions, bonuses or fees. 2.21.2 Except as disclosed on Schedule 2.21.2, there are no material labor troubles (including any arbitration, grievance, work slowdown, lockout, stoppage, picketing or strike) pending or, to Seller’s Knowledge, threatened between the Company, on the one hand, and its employees, on the other hand, and there have been no such troubles at any time during the past five (5) years. Except as disclosed on Schedule 2.21.2: (a) no employee of the Company is represented by a labor union, (b) the Company is not a party to, or otherwise subject to, any collective bargaining agreement or other labor union Contract, (c) no petition has been filed or Action instituted by or on behalf of an employee or group of employees of the Company with any labor relations board seeking recognition or certification of a bargaining representative, and there are no pending or, to Seller’s Knowledge, threatened charges or complaints before the National Labor Relations Board or analogous state or foreign Governmental Authorities, (d) none of Seller, any equityholders of Seller (including Seller’s Equityholders) or the Company has engaged in, or is currently engaged in, any unfair labor practice with respect to the Company and (e) there is no organizational effort currently being made or, to Seller’s Knowledge, threatened by, or on behalf of, any labor union to organize employees of the Company, and no demand for recognition of employees of the Company has been made by, or on behalf of, any labor union. No executive officer’s or other key employee’s employment with the Company has been terminated for any reason, nor has any such officer or key employee notified the Company of his or her intention to resign or retire at any time during the past twelve (12) months. Neither the Seller nor the Company has implemented any plant closings or layoff of employees that would constitute a “plant closing” or “mass layoff” within the meaning of the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Legal Requirement. Except as disclosed on Schedule 2.21.2, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (either alone or upon the occurrence of any additional or subsequent event or events): (i) result in any payment (whether of severance pay or otherwise) becoming due to any employee, officer, consultant, independent contractor, agent, manager or director of Seller or the Company, (ii) increase any benefit under any Employee Plan or (iii) result in the acceleration of the time of payment or vesting of any such payments or benefits. Except as specifically identified on Schedule 2.21.2, all employees of the Company are employed at will. The Company is in compliance with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours (including, but not limited to, Legal Requirements regarding breaks, eligibility for and payment of overtime

- 23 - VP/#64222072.19 Compensation, immigration status, discrimination in employment, employee health and safety, collective bargaining, worker classification (including proper classification of independent contractors and consultants), equal opportunity, sexual harassment, employment eligibility, disability rights, affirmative action, leaves of absence, civil rights, workers’ compensation, unemployment insurance and the collection and payment of withholding of Social Security Taxes and similar Taxes). Except as disclosed on Schedule 2.21.2, the Company is not, nor has ever been, in a co-employment relationship with any staffing, employment or temporary employment agency, firm or similar organization. Section 2.22 Litigation; Governmental Orders. Except as disclosed on Schedule 2.22: (a) during the past five (5) years, there have been no Actions pending, or, to Seller’s Knowledge, threatened against (i) the Company or (ii) Seller or any equityholders of Seller (including Seller’s Equityholders) or any Affiliate of Seller or any equityholders of Seller (including Seller’s Equityholders) relating to the Company or that challenge or seek to prevent, enjoin or otherwise delay the Contemplated Transactions and (b) to Seller’s Knowledge, there are no facts or circumstances making the commencement of any such Action reasonably likely. The Company: (y) is not the subject of any judgment, decree, injunction or Government Order nor (z) does it plan to initiate any Action. Section 2.23 Warranties. During the five (5) year period immediately preceding the Closing Date, the Company has not breached any express or implied warranties in connection with the sale, license or distribution of goods or the performance of services by it (the “Warranty Obligations”). Except as set forth on Schedule 2.23, the Company does not make any express warranty or guaranty (including regarding performance) as to goods sold by, or services provided by, the Company. Except as set forth on Schedule 2.23, the Company has not received during the five (5) years prior to the Closing Date any claim or notice, and the Company does not have knowledge of any such claim or notice: (a) with respect to any occurrences arising out of the use or operation of products engineered, designed, manufactured or sold by or on behalf of the Company, which has resulted in any injury or death to any Person or material damage to property, (b) that could result in Liability under the Warranty Obligations in excess of Twenty-Five Thousand Dollars ($25,000) or (c) that such products or services do not conform to any Contract or representation or warranty made by the Company (or implied by Legal Requirement). Subject to the terms of the policies of insurance described on Schedule 2.24, the Company is covered against all Liabilities for any Warranty Obligations and/or claims based upon products engineered, designed, manufactured or sold by or on behalf of the Company (including, but not limited to, costs of investigation and attorneys’ fees and expenses) under policies of insurance described on Schedule 2.24. Except as set forth on Schedule 2.23, there are no (and during the past five (5) years prior to the Closing Date there have not been any) recalls or rework of any of the products engineered, designed, manufactured or sold by or on behalf of the Company or any services provided by the Company, and to Seller’s Knowledge, there are no facts, circumstances or conditions that would reasonably be expected to give rise to any such recalls or rework. Section 2.24 Insurance. Schedule 2.24 sets forth a true and complete list of all insurance policies in force with respect to the Company, including, for each such insurance policy, the type of policy, form of coverage, policy number, name of insurer, period (term), limits, deductibles and premiums. All premiums with respect thereto covering all periods up to and including the Closing have been paid, and no notice of cancellation or termination has been received by the Company

- 24 - VP/#64222072.19 with respect to any such policy. No insurer has: (a) questioned, denied or disputed (or otherwise reserved its rights with respect to) the coverage of any claim pending under any insurance policy or (b) threatened to cancel any insurance policy. Seller has received no notice that any insurer plans to materially raise the premiums for, or materially alter the coverage under, any such insurance policy following the Closing Date. There have been no temporal gaps in the Company’s insurance coverage. Schedule 2.24 sets forth all insurance claims during the past five (5) years in excess of Twenty-Five Thousand Dollars ($25,000), including a description of each such claim, the status of the claim and the amount of the claim. Section 2.25 Inventory. Except as set forth on Schedule 2.25, all inventory of the Company, whether or not reflected in the Most Recent Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business consistent with past practice, except for expired, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. Except as set forth on Schedule 2.25, all such inventory is owned by the Company free and clear of all Liens (except for Permitted Liens), and no inventory is held on a consignment basis. The quantities of each item of inventory are not excessive but are reasonable in the present circumstances of the Company. Section 2.26 Bank Accounts. Schedule 2.26 contains a complete and correct list setting forth the name of each bank or other financial institution in which the Company has an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every Person authorized to draw thereon or having access thereto. Section 2.27 No Brokers. Except as set forth on Schedule 2.27, the Company does not have any Liability of any kind to, nor is it subject to any claim of, any broker, finder or agent in connection with the Contemplated Transactions other than those which will be borne by Seller or Seller’s Equityholders. Section 2.28 Anti-Corruption Laws; Import-Export Laws. 2.28.1 The Company has at all times conducted its business in material compliance with all Applicable Anti-Corruption Laws. 2.28.2 Neither the Company, nor any officer, manager or director of the Company, or, to Seller’s Knowledge, no agent, Representative, employee, worker, consultant, vendor, contractor, supplier, broker, finder, distributor or partner of the Company, or any other similar Person associated with the Company or the Business, whether directly or indirectly, (a) has offered, promised, paid, authorized or taken any act in furtherance of any offer, promise, payment or authorization of payment of anything of value to any Governmental Authority or Person of concern for purposes of securing discretionary action or inaction or a decision of a Governmental Authority, influence over discretionary action of a Governmental Authority or any improper advantage; or (b) has taken any action otherwise prohibited by the substantive prohibitions or requirements of any Applicable Anti-Corruption Law in connection with or relating in any way to the Company or the Business. 2.28.3 Neither the Company, nor any officer, manager or director of the Company, or, to Seller’s Knowledge, no agent, Representative, employee, worker, consultant, vendor,

- 25 - VP/#64222072.19 contractor, supplier, broker, finder, distributor or partner of the Company, or any other similar Person associated with the Company or the Business, is or has been within the past five (5) years the subject of any investigation, inquiry or enforcement Actions by any Governmental Authority regarding any offense or alleged offense under Applicable Anti-Corruption Laws in connection with or relating to such the Company or the Business in any way or seeking forfeiture of any assets or cancellation of any Contracts by virtue of alleged violations of any Applicable Anti-Corruption Laws, and no such investigation, inquiry or Action is pending or, to Seller’s Knowledge, has been threatened. The Company has not received any whistleblower allegations of violations of Applicable Anti-Corruption Laws and, to Seller’s Knowledge, there are no existing circumstances that would reasonably be expected to give rise to any such investigation, inquiry or Action of or against the Company. 2.28.4 The Company keeps and maintains books and records which accurately and fairly reflect the transactions and dispositions of the Assets of the Company and the Business. The Company does not keep or maintain any accounts or funds that are not reflected in its books and records. 2.28.5 The Company is, and during the past five (5) years has been, in material compliance with all Legal Requirements relating to imports, exports and economic sanctions, including all Legal Requirements administered and enforced by U.S. Customs and Border Protection, the U.S. Department of Commerce’s Bureau of Industry and Security, the U.S. Department of State’s Directorate of Defense Trade Controls, the U.S. Treasury Department’s Office of Foreign Assets Control or equivalent Governmental Authorities in a non-U.S. jurisdiction (“Trade Laws”). The Company is not a party to any Contract or engaged in any transaction or other business (a) in breach of Trade Laws or (b) with any Person (i) that appears on any list of sanctioned parties (or equivalent list of a non-U.S. Governmental Authority), (ii) that, to Seller’s Knowledge, is owned or controlled by such a Person or (iii) that is located or organized in any country or territory that is subject to comprehensive trade sanctions (or equivalent sanctions by a non-U.S. Governmental Authority) (a “Prohibited Party”). The Company is not a Prohibited Party, and no proceeds from the sale of the Shares will be provided to or used for the benefit of any Prohibited Party. During the past five (5) years, the Company has not (1) received from any Governmental Authority or any other Person any written notice of any violation or alleged violation of any Trade Laws, (2) conducted any internal investigation with respect to, or made any voluntary or involuntary disclosure to a Governmental Authority concerning, any actual or alleged violation of any Trade Laws or (3) reasonable grounds to believe that there has been a violation of any Trade Laws. Section 2.29 Disclosure. Neither this Agreement nor any instrument delivered in connection hereto by Seller, Seller’s Equityholders or the Company contains any untrue statement of a material fact in respect to such Person or the affairs, prospects, operations or condition of such Person, and no representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. Section 2.30 No Other Representations and Warranties. Except for the representations and warranties contained in this Article II and Article III (including the related portions of the Disclosure Schedules), none of the Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company,

- 26 - VP/#64222072.19 including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Buyer (including the Confidential Information Memorandum dated September 2023 and any information, documents or material delivered to Buyer or made available to Buyer in the Data Room, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise under law. ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Seller and Seller’s Equityholders, jointly and severally, hereby represent and warrant to Buyer, as of the date hereof and as of the Closing Date, as follows: Section 3.1 Organization. Seller is duly organized, validly existing and in good standing under the Legal Requirements of the State of Delaware. Section 3.2 Power and Authorization. The execution, delivery and performance by Seller of this Agreement and each Ancillary Agreement to which Seller is a party and the consummation of the Contemplated Transactions are within the power and authority of Seller and have been duly authorized by all necessary action on the part of Seller. This Agreement and each Ancillary Agreement to which Seller is a party: (a) has been duly executed and delivered by Seller and (b) assuming due execution and delivery by Buyer, is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the Enforceability Exceptions. Section 3.3 Noncontravention. Except as disclosed on Schedule 3.3, neither the execution, delivery and performance by Seller of this Agreement or any Ancillary Agreement to which Seller is (or will be) a party nor the consummation of the Contemplated Transactions will: (a) violate any provision of any Legal Requirement applicable to Seller, (b) result in a breach or violation of, or default under, any Contract of Seller, (c) require any action by (including any authorization, consent or approval) or in respect of (including notice to) any Person under any material Contract of Seller, or (d) result in a breach or violation of, or default under, Seller’s Organizational Documents. Section 3.4 Capitalization of Seller. Seller’s Equityholders are, collectively, the record and beneficial owners of 72.66% of the outstanding ownership interests in the Seller and each such Seller’s Equityholder has good, valid and marketable title to such equity owned by such Seller’s Equityholder, free and clear of any and all Liens. The capitalization of Seller is set forth on Schedule 3.4. Section 3.5 Title. Seller is the record and beneficial owner of the Shares and has good and marketable title to such Shares, free and clear of all Liens except for Liens imposed by applicable securities laws. Seller has full right, power and authority to transfer and deliver to Buyer at the Closing valid title to the Shares, free and clear of all Liens except for Liens imposed by applicable securities laws. Except pursuant to this Agreement, there is no Contract pursuant to

- 27 - VP/#64222072.19 which Seller has, directly or indirectly, granted any option, warrant or other right to any Person to acquire any of the Shares or other equity securities in the Company. Section 3.6 No Brokers. Seller does not have any Liability of any kind to any broker, finder or agent with respect to the Contemplated Transactions, and Seller agrees to satisfy in full any Liability required to be disclosed on Schedule 2.27. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Seller as follows: Section 4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Section 4.2 Power and Authorization. The execution, delivery and performance by Buyer of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the Contemplated Transactions are within the power and authority of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement and each Ancillary Agreement to which it is a party (a) has been duly executed and delivered by Buyer and (b) is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the Enforceability Exceptions. Section 4.3 Noncontravention. Except as disclosed on Schedule 4.3, neither the execution, delivery and performance by Buyer of this Agreement or any Ancillary Agreement to which it is a party nor the consummation of the Contemplated Transactions will: (a) violate any provision of any Legal Requirement applicable to Buyer, (b) result in a breach or violation of, or default under, any material Contract of Buyer, (c) require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person under any Contract, except as obtained prior to the Closing or (d) result in a breach or violation of, or default under, Buyer’s Organizational Documents. Section 4.4 No Brokers. Buyer does not have any Liability of any kind to any broker, finder or agent with respect to the Contemplated Transactions for which Seller could be liable, and Buyer agrees to satisfy in full any Liability arising out of a breach of this Section 4.4. Section 4.5 No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV neither Buyer nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer, including any representation or warranty as to the accuracy or completeness of any information regarding Buyer or its business furnished or made available to the Company, Seller or Seller’s Equityholders or as to the future revenue, profitability or success of Buyer (or, after the Closing, the Company), or any representation or warranty arising from statute or otherwise under law.

- 28 - VP/#64222072.19 ARTICLE V PRE-CLOSING COVENANTS Section 5.1 Conduct of the Business Prior to Closing. From the date hereof until the earlier of Closing or termination of this Agreement, except as otherwise provided in this Agreement or consented to in writing by Buyer, the Company and its Subsidiaries shall, and Seller and Seller’s Equityholders shall cause the Company and its Subsidiaries to, (x) conduct the Business in the Ordinary Course of Business consistent with past practice, (y) use reasonable best efforts to maintain and preserve intact the Company’s and its Subsidiaries’ current Business organization and operations and to preserve the rights, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with the Business, and (z) confer with Buyer concerning operational matters of a material nature that would reasonably be expected to cause a breach of any representation or warranty contained in Article II and report immediately to Buyer any event that would be expected to have a Material Adverse Effect. Without limiting the foregoing, from the date hereof until the Closing Date: 5.1.1 the Company and its Subsidiaries shall, and Seller and Seller’s Equityholders shall cause the Company and its Subsidiaries to: (a) use reasonable best efforts to preserve and maintain all Permits required for the conduct of the Business as currently conducted or the ownership and use of the Assets; (b) pay the debts, Taxes and other obligations of the Company and its Subsidiaries and file Tax returns and applicable extensions when due; (c) maintain the Leased Real Property and other properties and Assets of the Company and its Subsidiaries in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear; (d) continue in full force and effect without modification all insurance policies, except (i) as required by applicable Legal Requirements or (ii) as required by Section 5.7; (e) use reasonable best efforts to defend and protect the Leased Real Property and other the properties and Assets of the Company and its Subsidiaries from infringement or usurpation; (f) perform all of its obligations under all Contracts; (g) maintain the books and records of the Business in accordance with past practice; and (h) comply in all material respects with all Legal Requirements applicable to the conduct of the Business or the ownership or use of the Assets by the Company and its Subsidiaries;

- 29 - VP/#64222072.19 5.1.2 except as set forth on Schedule 5.1.2, the Company and its Subsidiaries shall not, and Seller and Seller’s Equityholders shall cause the Company and its Subsidiaries not to, without the prior written consent of Buyer: (a) (i) increase any wages, salary, severance, pension or other compensation or benefits in respect of current or former employees, officers, managers, directors, independent contractors or consultants or (ii) otherwise adopt, amend or terminate any Company Plan (or any Employee Plan that would be a Company Plan if it had been in existence as of the date hereof); (b) (i) amend or terminate any Disclosed Contract (other than renewals in the Ordinary Course of Business), (ii) enter into or otherwise agree to enter into any Contract that would have been a Disclosed Contract if entered into on or prior to the date hereof, or (iii) enter into or engage in any discussions or negotiations with any third parties with respect to any retail or similar related Contracts; (c) settle any Action; and (d) take or permit any action that would cause any of the changes, events or conditions described in this Section 5.1 or Section 2.8 to occur. Section 5.2 Access to Information; Cooperation. From the date hereof until the earlier of the Closing or termination of this Agreement, subject to any applicable Legal Requirements, Seller and Seller’s Equityholders shall (a) afford Buyer and its Representatives reasonable access to and the right to inspect all of the properties, Assets, premises, books and records, Contracts and other documents and data related to the Company, its Subsidiaries or the Business during normal business hours; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Company, its Subsidiaries or the Business as Buyer or any of its Representatives may reasonably request; (c) instruct the Representatives of Seller and Seller’s Equityholders to cooperate with Buyer in its investigation of the Company, its Subsidiaries or the Business; and (d) allow Buyer reasonable access to the Company and its Subsidiaries’ senior management and certain Company employees identified by such senior management for purposes of post-Closing integration. Any investigation pursuant to this Section 5.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business or any other businesses of Seller and Seller’s Equityholders. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller or Seller’s Equityholders in this Agreement. The Company and its Subsidiaries shall, and each shall cause its employees and Representatives to, use commercially reasonable efforts to provide such assistance and cooperation as Buyer may reasonably request in connection with obtaining debt financing, including (i) upon reasonable prior notice, making senior management reasonably available during normal business hours for lender meetings, (ii) allowing Buyer to provide its lenders with access to the Financials, the information in the data room as of the date hereof established by, for or on behalf of the Company and its Subsidiaries, and any other pertinent information as may reasonably be requested by Buyer, and (iii) obtaining releases of Liens and payoff letters as requested by Buyer or its lenders.

- 30 - VP/#64222072.19 Section 5.3 No Solicitation of Other Bids. From the date hereof until the earlier of the Closing or the termination of this Agreement, none of the Company, its Subsidiaries, Seller or Seller’s Equityholders shall, nor shall any of the foregoing authorize or permit any of their respective Affiliates or Representatives to, directly or indirectly, offer to sell, merge, consolidate or otherwise dispose of, negotiate for the sale, merger, consolidation or other disposition of, Seller, the Company or its Subsidiaries, or the sale or other disposition of any of Seller’s, the Company’s or its Subsidiaries’ equity securities or all or any material portion of the Assets. Seller and Seller’s Equityholders agree that the rights and remedies for noncompliance with this Section 5.3 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer. Section 5.4 Notice of Certain Events. 5.4.1 From the date hereof until the earlier of the Closing or the termination of this Agreement, Seller and Seller’s Equityholders shall promptly notify Buyer in writing of: (a) any fact, circumstance, event or action the existence, occurrence or taking of which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) has resulted in or could reasonably be expected to result in, any representation or warranty made by any of the Company, its Subsidiaries, Seller or Seller’s Equityholders hereunder not being true and correct in any material respect, or (iii) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 6.1 being satisfied; (b) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions; (c) any notice or other communication from any Governmental Authority in connection with the Contemplated Transactions; (d) any Actions commenced or, to Seller’s Knowledge, threatened against, relating to or involving or otherwise affecting any of the Company, its Subsidiaries, Seller or Seller’s Equityholders that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.22 of this Agreement, or that relates to the consummation of the Contemplated Transactions; and (e) the existence of any facts, circumstances or occurrences that, if existing or occurring on or before the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement. 5.4.2 Should any such fact or condition require any change to the Disclosure Schedules or should Seller or any Seller’s Equityholder become aware of any event, fact or condition that would cause any of the Company’s, its Subsidiaries’, Seller’s or any Seller’s Equityholder’s representations and warranties in this Agreement to be untrue or make the satisfaction of the conditions to Buyer’s obligation to close the Contemplated Transactions impossible or unlikely, the Company, its Subsidiaries, Seller and Seller’s Equityholders shall promptly deliver to Buyer a supplement to the Disclosure Schedules specifying such change (such

- 31 - VP/#64222072.19 supplement, a “Schedule Supplement”) and Buyer shall have a period of ten (10) Business Days thereafter to either accept or reject such Schedule Supplement. If Buyer rejects the Schedule Supplement, then Buyer shall have the right to terminate this Agreement with no further claims against Seller or Seller’s Equityholders. If Buyer does not reject the Schedule Supplement, such Schedule Supplement shall not affect or limit any rights of Buyer under Section 8.1, nor shall such Schedule Supplement be deemed to cure any breach of any representation or warranty contained herein. Section 5.5 Section 280G Matters. 5.5.1 As soon as practicable after the date hereof, the Company shall (i) obtain an executed waiver from each Person who is a “disqualified individual” within the meaning of Section 280G and who might not otherwise receive or have the right to receive a Section 280G Payment unless approval of such Section 280G Payment by the shareholders of the Company is obtained (such waiver, the “Section 280G Waiver”); (ii) provide the shareholders of the Company with adequate disclosure, within the meaning of Section 280G(b)(5)(B)(ii) of the Code, of all material facts concerning the Section 280G Payments; and (iii) obtain approval of such Section 280G Payments, in a manner which satisfies the requirements of Section 280G. 5.5.2 At least ten (10) days prior to the Closing Date and prior to soliciting executed Section 280G Waivers and shareholder approval as provided in Section 5.5.1 above, the Company shall provide to Buyer drafts of the shareholder approval materials, and Section 280G Waivers and any other documents related to the Section 280G Payments requested by Buyer for its review and approval, which approval shall not be unreasonably withheld. At least two (2) days prior to the Closing Date, the Company shall deliver to Buyer evidence that a vote of the shareholders of the Company was solicited with respect to each person who executes a Section 280G Waiver (the “Section 280G Shareholder Vote”) and that either (i) the requisite shareholder approval was obtained with respect to each person who executes a Section 280G Waiver, or (ii) the requisite shareholder approval was not obtained and, as a consequence, the Section 280G Payments shall not be made to any person who executes a Section 280G Waiver. Section 5.6 Domain Name Registration. Seller shall use reasonable best efforts to correct ownership records of the Company’s and its Subsidiaries’ domain name applications and registrations prior to Closing. Section 5.7 Transition of Benefit Plans. Following the date hereof and prior to or on May 1, 2024, Seller shall, or shall cause the Company to, (a) notify Ideal Solutions, Inc. (the “PEO”) of the Company’s termination of that certain (i) Full Service Agreement, dated December 18, 2003 (the “FSA”), by and between “Ultra Pet, Inc.” and the PEO (the “FSA Notice”), and (ii) Administrative Services Agreement, dated December 18, 2003 (the “ASA” and, together with the FSA, the “PEO Agreements”), by and between the Company and the PEO (the “ASA Notice” and, together with the FSA Notice, the “PEO Notices”); and (b) notify Blue Cross and Blue Shield of South Carolina (“BCBS”) of the Company’s termination of that certain Master Contract (2023 Business BlueEssentials PPO), together with all other Contracts and insurance policies in connection therewith (collectively, the “BCBS Agreement”), pursuant to which BCBS provides medical insurance to the Company and its Subsidiaries (the “BCBS Notice”). The PEO Notices and BCBS Notice shall be in a form reasonably acceptable to Buyer and shall provide that the PEO

- 32 - VP/#64222072.19 Agreements and BCBS Agreement terminate effective June 1, 2024. Seller shall deliver the PEO Notices to the PEO and the BCBS Notice to BCBS, in each case in full compliance with the terms of the PEO Agreements and the BCBS Agreement, respectively, prior to or on May 1, 2024, and Seller shall provide copies of the submitted PEO Notices and BCBS Notice to Buyer immediately thereafter. Section 5.8 Vacation Accrual Schedule. On April 24, 2024, Seller shall, or shall cause the Company to, deliver to Buyer a list of all persons who are employees of the Company and its Subsidiaries as of April 24, 2024 (including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized), which list shall set forth for each employee the following information, calculated for the period of January 1, 2024, through May 1, 2024: (a) full name; (b) number of hours of vacation or other paid time off accrued or earned; (c) number of hours of vacation or other paid time off accrued or earned and taken; (d) number of hours of vacation or other paid time off accrued or earned and untaken; (e) salary or hourly rate, as applicable; and (f) the amount of any vacation or other paid time off that such employee was permitted to carry over from fiscal year 2023. ARTICLE VI CONDITIONS TO CLOSING Section 6.1 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Contemplated Transactions is subject to the satisfaction of the following conditions as of the Closing: 6.1.1 Representations and Warranties; Covenants. The representations and warranties made by the Company, its Subsidiaries, Seller and Seller’s Equityholders in this Agreement and any of the Ancillary Agreements shall be true and correct in all material respects (provided that the Seller Fundamental Representations and the Statutory Representations shall be true and correct in all but de minimis respects) when made and on and as of the Closing Date (without giving effect to any supplemental disclosure pursuant to Section 5.4 hereof (including any Schedule Supplement)) as though such representations and warranties were made on and as of such date (except that those representations and warranties that are made as of a specified date shall be true and correct only as of such date). The Company, its Subsidiaries, Seller and Seller’s Equityholders shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Company, its Subsidiaries, Seller and Seller’s Equityholders, as applicable, at or prior to Closing. 6.1.2 No Actions. No Action shall be pending or threatened wherein an unfavorable Government Order could (a) prevent consummation of any of the Contemplated Transactions, (b) cause any of the Contemplated Transactions to be rescinded following consummation, or (c) have a Material Adverse Effect on the right of Buyer, after the Closing, to own the Company and its Subsidiaries and to operate the Business as now conducted, and no such Government Order shall be in effect. No Legal Requirement or Government Order shall have been enacted, promulgated, issued, entered or enforced which enjoins, restrains, makes illegal or otherwise prohibits the consummation of the Contemplated Transactions.

- 33 - VP/#64222072.19 6.1.3 No Material Adverse Effect. No event, change, loss, condition or state of facts shall have occurred that may have any Material Adverse Effect. 6.1.4 Certificate. Each of the Company and Seller shall have delivered to Buyer an officer’s certificate of the Company and Seller to the effect that each of the conditions specified above in Sections 6.1.1 through 6.1.3 is satisfied in all respects. 6.1.5 Governmental Consents. Seller, Seller’s Equityholders and Buyer shall have received all authorizations, consents and approvals of any Governmental Authorities necessary or advisable in connection with the Contemplated Transactions. 6.1.6 Closing Deliveries. Seller shall have delivered or caused to have been delivered to Buyer each of the Seller Closing Deliveries. Section 6.2 Conditions to Obligation of Seller. Seller’s obligation to consummate the Contemplated Transactions is subject to the satisfaction of the following conditions as of the Closing: 6.2.1 Representations and Warranties; Covenants. The representations and warranties made by Buyer in this Agreement and any of the Ancillary Agreements shall be true and correct when made and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except that those representations and warranties that are made as of a specified date shall be true and correct only as of such date), except where the failure of such representation and warranties affect Buyer’s ability to consummate the Contemplated Transactions or to make payments under this Agreement when they become due. Buyer shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer at or prior to Closing. 6.2.2 No Actions. No Action shall be pending or threatened wherein an unfavorable Government Order could (a) prevent consummation of any of the Contemplated Transactions or (b) cause any of the Contemplated Transactions to be rescinded following consummation. No Legal Requirement or Government Order shall have been enacted, promulgated, issued, entered or enforced which enjoins, restrains, makes illegal or otherwise prohibits the consummation of the Contemplated Transactions. 6.2.3 Certificate. Buyer shall have delivered to Seller an officer’s certificate of Buyer to the effect that each of the conditions specified above in Sections 6.2.1 through 6.2.2 is satisfied in all respects. 6.2.4 Closing Deliveries. Buyer shall have delivered or caused to have been delivered to Seller each of the Buyer Closing Deliveries. ARTICLE VII ADDITIONAL AGREEMENTS Section 7.1 Indemnification of Directors and Officers. For a period of six (6) years immediately following the Closing Date, Buyer shall, and shall cause the Company to, in all material respects, continue in effect the indemnification provisions provided by the Organizational

- 34 - VP/#64222072.19 Documents of the Company in effect as of the date hereof for the benefit of the directors, officers, managers and management committee members (or equivalent positions) of the Company prior to the Closing (collectively, the “D&O Indemnified Parties”). The Company shall purchase a six (6) year “tail” director and officer insurance policy effective as of the Closing Date (the cost of which policy shall be a credit to the Current Assets amount in the calculation of the Closing Net Working Capital provided that the costs of such policy does not exceed 300% of the then current aggregate annual premium of the Company’s existing insurance policy in place) covering the then-current and former D&O Indemnified Parties against claims relating to any period prior to the Closing and providing coverage for such D&O Indemnified Parties no less favorable to such D&O Indemnified Parties as the coverage provided by the applicable director and officer liability insurance policies in effect as of the date of this Agreement. The provisions of this Section 7.1 are intended to be for the benefit of, and will be enforceable by, as applicable, the D&O Indemnified Parties. The rights under this Section 7.1 shall be in addition to any rights that any Person may have at common law or otherwise and shall remain in full force and effect following the Closing. Section 7.2 Post-Closing Access to Records. From and after the Closing Date and for a period ending on the five (5) year anniversary of the Closing Date, Buyer shall provide, and shall cause the Company and its Subsidiaries to provide, Seller, in each case, at Seller’s sole expense, with such information concerning the operation of the Company and its Subsidiaries prior to the Closing as Seller may reasonably request for Tax or accounting purposes. Unless otherwise consented to in writing by Seller, Buyer shall not, and Buyer shall ensure that the Company does not, for a period ending on the five (5) year anniversary of the Closing Date, destroy, alter or otherwise dispose of any of the books and records of the Company and its Subsidiaries for any period prior to the Closing Date without first giving reasonable prior notice to Seller and offering to surrender to Seller at Seller’s sole cost and expense, such books and records or any portion thereof which Buyer or the Company may intend to destroy, alter or dispose of. Seller shall, and shall cause its respective authorized Representatives to, keep all information provided or obtained pursuant to this Section 7.2 in confidence and shall not disclose any of such information to any Person except as required by Legal Requirement. Notwithstanding the foregoing, Seller shall be entitled to retain copies including, without limitation, electronic copies of the records and documents set forth on Schedule 7.2 as required by law or as may be reasonably necessary to protect itself related to any future claims or actions of any nature. Section 7.3 Public Announcements. Following the date hereof, Buyer may issue any press release or make any other public announcement with respect to the execution of this Agreement or the Contemplated Transactions. Without the prior written consent of Buyer, none of Seller or Seller’s Equityholders shall issue any press release or public announcement regarding the Contemplated Transactions. Section 7.4 Release. Seller and Seller’s Equityholders, on behalf of themselves and their Affiliates, agents, estate, heirs, successors, assigns, executors, administrators, Representatives, trusts and any other similar Persons (collectively, Seller’s “Releasing Persons”), do hereby and forever irrevocably release and discharge the Company and its Subsidiaries and the Company’s and its Subsidiaries’ individual, joint or mutual, past, present and future Representatives, Affiliates, partners, members, stockholders, controlling Persons, Subsidiaries, directors, managers, officers, successors and assigns and other owners, including Buyer and its stockholders, Affiliates and Representatives (each a “Releasee”), from any and all Actions,

- 35 - VP/#64222072.19 judgments, Liens, Contracts, Debt, rights, interests, obligations, Liabilities and all other Losses and damages of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought that such Releasing Person now has, has ever had or may hereafter have against any Releasee arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date; provided, however, that nothing contained herein shall operate to release: (i) any obligations of the Company and its Subsidiaries and/or the Releasees arising under this Agreement or any of the Ancillary Agreements, (ii) any obligation of the Company and its Subsidiaries with respect to any vested employee benefits under any of the Company Plans, as applicable, or (iii) any payments due to any Person under the Company’s Key Employee Incentive Plan (the “Unreleased Claims”). 7.4.1 Except with respect to the Unreleased Claims, Seller, for itself and its Releasing Persons, hereby irrevocably agrees not to seek any indemnification or other remedy or to institute, commence, prosecute or assert or otherwise threaten, directly or indirectly, any Action or proceeding of any kind, or in any manner voluntarily aid the seeking of any indemnification or other remedy or the institution, commencement, prosecution or assertion or threat of any Action or proceeding of any kind, or in any manner serve or seek to serve as a plaintiff for any derivative Action or proceeding of any kind, arising out of, based in whole or in part upon, relating to or existing by reason of any matter as to which Seller has purported to release and discharge another Person under this Section 7.4. 7.4.2 Without in any way limiting any of the rights and remedies otherwise available to any Releasee, Seller agrees to indemnify, defend and hold harmless each Releasee from and against any and all Loss, Liability, claim, damage or expense (including costs of defense and reasonable attorneys’ fees), whether or not involving third-party claims, arising directly or indirectly from or in connection with the assertion by or on behalf of Seller or Seller’s Releasing Persons of any claim or other matter purported to be released and discharged under this Section 7.4. Section 7.5 Confidentiality. From and after the Closing Date, Seller and each of the Seller’s Equityholders shall, and shall cause its Affiliates and Representatives to: (a) keep all Confidential Information confidential and, except in the course of performing his duties to Buyer following the Closing, if applicable, not disclose any of it to any Person in any manner whatsoever and (b) not use the Confidential Information directly or indirectly. Nevertheless, Seller and Seller’s Equityholders may: (i) make any disclosure of the Confidential Information to which Buyer gives its prior written consent, (ii) disclose any of such information to its Representatives who need to know such information and who are advised of the confidentiality obligations that attach to the Confidential Information (it being agreed that Seller and Seller’s Equityholders will be responsible for any violations of the provisions of this Section 7.5 by any of their Representatives) and (iii) disclose that information which, on the reasonable advice of its counsel, is required to be disclosed by Legal Requirement or pursuant to a demand of any Governmental Authority (which requirement or demand shall not have been caused by any act of Seller, Seller’s Equityholders or their Representatives in violation of this Agreement). Notwithstanding the foregoing, in the event that Seller, Seller’s Equityholders or any of their Representatives are required to or believe they are required by Legal Requirement to disclose any of the Confidential Information, Seller shall provide Buyer with prompt written notice of any such requirement so that Buyer and the Company may seek a protective Government Order or other appropriate remedy

- 36 - VP/#64222072.19 and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective Government Order or other remedy or the receipt of a waiver by Buyer, Seller or Seller’s Equityholders or their Representatives are nonetheless, on the advice of counsel, required by Legal Requirement to disclose Confidential Information, Seller, Seller’s Equityholders or their Representatives may disclose to, or as required by, the applicable Governmental Authority only that portion of the Confidential Information which such counsel advises is legally required to be disclosed (and any such disclosure shall be made only to such Persons to whom such counsel advises such information is legally required to be disclosed); provided that Seller, Seller’s Equityholders and their Representatives exercise commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including by cooperating with Buyer and the Company to obtain an appropriate protective Government Order or other reliable assurance that confidential treatment will be accorded the Confidential Information. Section 7.6 Noncompetition and Nonsolicitation. 7.6.1 In consideration for the acquisition of the Shares by Buyer and as an additional inducement to Buyer to enter into and perform its obligations under this Agreement, Seller and each of Seller’s Equityholders, jointly and not severally, agrees that, beginning on the Closing Date and continuing thereafter for a period of five (5) years (the “Restricted Period”) (other than on behalf of Buyer, its Affiliates or the Company or its Subsidiaries as an employee of, or consultant to any such Person), none of Seller, Seller’s Equityholders or any of their respective Affiliates (the “Restricted Parties”) will, anywhere in the United States or China, own, manage, control, participate in, permit his, her or its name to be used by, render services for or otherwise assist or engage in any manner, directly or indirectly, any entity that owns, invests in, manages, controls or engages in any business, whether directly or indirectly, that is competitive with the Business or the business of Buyer and its Affiliates as conducted as of the Closing Date; provided, however, that nothing set forth in this Section 7.6 shall prohibit Seller from owning not in excess of two percent (2%) in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional security exchange and Seller does not participate as a manager, director, officer, employee or consultant of such corporation. The Pet- Toy Business shall not be subject to the restrictive covenants set forth in this Section 7.6, and Seller’s (or Seller’s Equityholders’) operation of the Pet-Toy Business shall not be deemed to be “engaging in a business that is competitive with the Business or the business of Buyer and its Affiliates” in violation of this Section 7.6. 7.6.2 During the Restricted Period, no Restricted Party shall recruit, offer employment to, employ, engage as a consultant, lure or entice away, or in any other manner persuade or attempt to persuade, any Person who is an employee, independent contractor or consultant directly or indirectly (or any Person who was within twelve (12) months of such solicitation of employment of an employee, independent contractor or consultant of or to the Company or its Subsidiaries, Buyer, Seller or any Affiliate thereof) or to the Company or its Subsidiaries or Buyer or any Affiliate thereof to leave the employ of the Company or its Subsidiaries, Buyer or any Affiliate thereof; provided, that such limitations shall not apply to general solicitations and hirings resulting therefrom, including advertisements and non-targeted searches.

- 37 - VP/#64222072.19 7.6.3 During the Restricted Period, no Restricted Party shall, directly or indirectly, either on his, her or its own account or in conjunction with or on behalf of any other Person, directly or indirectly solicit, induce or encourage any client, customer, lessor, licensor, supplier, distributor or vendor of the Company or its Subsidiaries, Buyer or any Affiliate thereof to (a) terminate or modify its business relationship with the Company or its Subsidiaries, Buyer or any Affiliate thereof or (b) do business with or through any Person that offers products or services materially similar to or competitive with those provided by the Company or its Subsidiaries, Buyer or any Affiliate thereof. 7.6.4 No Restricted Party shall disparage the Business, the Company or its Subsidiaries, Buyer or any of their respective Affiliates, equityholders or employees, and no Restricted Party will take any action that is designed or intended to have the effect of discouraging any client, customer, lessor, licensor, supplier, distributor, vendor or customer of the Company or its Subsidiaries, Buyer or any Affiliate thereof or any other Person with which the Company or its Subsidiaries, Buyer or any Affiliate thereof has a relationship from maintaining the same relationship with the Company and its Subsidiaries after the Closing as it maintained prior to the Closing. 7.6.5 If the final judgment of any court of competent jurisdiction declares that any term or restrictive covenant provision of this Section 7.6 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. 7.6.6 The nature and scope of the protections in this Section 7.6 have been carefully considered by each Restricted Party. Each Restricted Party acknowledges that: (a) the goodwill associated with the Business, customers and Assets of the Company and its Subsidiaries is an integral component of the value of the Company and its Subsidiaries to Buyer and is reflected in the consideration payable to Seller, (b) this Section 7.6 is necessary for the protection of the legitimate business interests of Buyer and to preserve the value and goodwill of the Company and its Subsidiaries for Buyer and (c) the duration, geographic area and scope of these restrictions is reasonable to protect the goodwill being acquired. After an opportunity to consult with counsel: (i) each Restricted Party agrees and acknowledges that the covenants contained in this Section 7.6 are essential elements of this Agreement and that, but for these covenants, Buyer would not have agreed to acquire the Shares or otherwise become party to this Agreement and (ii) each Restricted Party agrees and acknowledges that the duration, geographic area and scope applicable to such provisions are fair, reasonable and necessary and that adequate compensation has been received by such Restricted Party for such obligations. If, however, for any reason any court of competent jurisdiction determines that any such restriction is not reasonable or that consideration is inadequate, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, geographic area and scope identified in this Section 7.6 as will render such restrictions valid and enforceable, and the other provisions hereof shall remain in full force and effect.

- 38 - VP/#64222072.19 7.6.7 If any Restricted Party breaches or threatens to breach this Section 7.6, Buyer shall be entitled, without the posting of a bond or other security, to an injunction restraining such breach or threatened breach, and each Restricted Party acknowledges the inadequacy of relief in damages with respect thereto. Nothing herein contained shall be construed as prohibiting Buyer from pursuing any other remedy available to it for such breach or threatened breach. 7.6.8 If during the term of the restrictions set forth in this Section 7.6 any Restricted Party is found by a Governmental Authority of competent jurisdiction to have violated any of the restrictions contained in this Section 7.6, the applicable Restricted Period set forth in this Section 7.6 will be deemed suspended and will not run in favor of such Restricted Party from the time of the commencement of such violation until the time such Restricted Party cures such violation. Section 7.7 Tariff Obligations. Buyer shall be responsible for the performance of the obligations related to tariffs described in Schedule 7.7. Section 7.8 Release of Pathward Guaranties. Following the Closing Date, Buyer shall use its commercially reasonable efforts to obtain the full and final release and termination of all written guarantees made by Richard Murbach and Ultra Pet, LLC in favor of the Company prior to the Closing Date related to the Company’s factoring arrangement with Pathward, National Association (“Pathward”), as set forth in that certain Loan and Security Agreement, dated April 25, 2005 (the “Pathward Agreement”), by and among Pathward (as successor-in-interest to Crestmark Bank), the Company, Cedar Fresh Products, Inc., Harvest Ventures, Inc., Ultra Pet, LLC, as a guarantor, and Richard Murbach, as guarantor, as amended. Following the Closing Date, Seller shall (and Seller shall cause Richard Murbach to) assist Buyer and the Company as reasonably requested by Buyer or the Company in connection with the Buyer’s efforts to obtain such releases as set forth in the immediately preceding sentence (including requests to execute, acknowledge or deliver documents). Section 7.9 Further Assurances. From and after the Closing Date: (a) upon the request of either Seller or Buyer, each of the parties hereto will do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the Contemplated Transactions and (b) Seller will refer all customer inquiries relating to the Business to Buyer. ARTICLE VIII INDEMNIFICATION Section 8.1 Indemnification by Seller and Seller’s Equityholders. 8.1.1 Indemnification. Subject to Section 8.1.2 below, Seller and Seller’s Equityholders, jointly and severally, shall indemnify, defend and hold harmless Buyer and each of its directors, officers, direct and indirect equityholders, managers, partners, employees, agents and Affiliates (including, following the Closing, the Company and its Subsidiaries), and the Representatives and Affiliates of each of the foregoing Persons (each, a “Buyer Indemnified Person”) from, against and in respect of any and all Actions, Liabilities, Government Orders, Liens, losses, damages, bonds, dues, assessments, fines, penalties, Taxes, fees, costs (including costs of

- 39 - VP/#64222072.19 investigation, defense and enforcement of this Agreement), expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts’ fees and expenses), whether or not involving a Third-Party Claim (collectively, “Losses”), incurred or suffered by the Buyer Indemnified Persons or any of them resulting from, arising out of or relating to: (a) any breach of, or inaccuracy in, any representation or warranty made by the Company and its Subsidiaries, or by Seller or Seller’s Equityholders, in this Agreement, any Ancillary Agreement, Schedule, instrument or certificate delivered pursuant to this Agreement (in each case, as such representation or warranty would read disregarding any reference to “materiality,” “Material Adverse Effect” or other similar qualification or limitation for purposes of determining the amounts of Losses arising from or relating to any such inaccuracy or breach); (b) any breach or violation of any covenant or agreement of the Company and its Subsidiaries, Seller or Seller’s Equityholders in or pursuant to this Agreement or any Ancillary Agreement; (c) any Debt, or any financing fees or fees with respect to Debt, to the extent not paid off prior to the Closing or taken into account in the final determination of the Closing Purchase Price in accordance with this Agreement; (d) any Seller Transaction Expenses; (e) any Environmental Claim or environmental Liability relating to conditions, acts or operations of the Company and its Subsidiaries, the Facilities or the Business, prior to the Closing Date; (f) any claim by any Person (other than Seller in accordance with this Agreement) relating to such Person’s right to receive any portion of the Closing Purchase Price; (g) the Excluded Assets or the Pet-Toy Business; or (h) any matter set forth on Schedule 8.1.1. 8.1.2 Monetary Limitations. Seller and Seller’s Equityholders will have no obligation to indemnify the Buyer Indemnified Persons pursuant to Section 8.1.1(a) in respect of Losses unless the aggregate amount of all such Losses incurred or suffered by the Buyer Indemnified Persons with respect to such claims exceeds Two Hundred Thirty Thousand Dollars ($230,000), after which the Buyer Indemnified Persons will be entitled to indemnity for Losses from the first dollar. The maximum aggregate Liability of Seller and Seller’s Equityholders, collectively, in respect of claims for indemnification made pursuant to Section 8.1.1(a) shall not exceed Three Million Four Hundred Fifty Thousand Dollars ($3,450,000); provided, however, that the foregoing limitations will not apply to: (a) claims for indemnification in respect of breaches of, or inaccuracies in, any Seller Fundamental Representation; or (b) claims based upon Fraud. Subject to Section 8.1.3, Seller and Seller’s Equityholders shall satisfy any Losses for which they are obligated to pay under this Article VIII in cash. Except for claims based upon Fraud, the maximum aggregate Liability of Seller and Seller’s Equityholders, collectively, for indemnification claims in respect of breaches of, or inaccuracies in, any Seller Fundamental Representation shall not exceed the Cash Purchase Price. 8.1.3 Escrow. All claims for indemnification brought by a Buyer Indemnified Person pursuant to Section 8.1.1 or Section 10.1 (other than in the case of Fraud) shall be satisfied as follows: (a) first, from the Escrow Amount until such Escrow Amount is exhausted or such claims for indemnification exceed the then-remaining amount of the Escrow Amount; and (b) second, by Seller or any of the Seller’s Equityholders (with Seller and Seller’s Equityholders jointly and severally liable) directly in cash by wire transfer of immediately available funds. Section 8.2 Indemnity by Buyer. Buyer will indemnify, defend and hold harmless Seller, Seller’s Equityholders and their agents and Affiliates (each, a “Seller Indemnified Person”), from, against and in respect of any and all Losses incurred or suffered by the Seller Indemnified Persons or any of them as a result of, arising out of or relating to, directly or indirectly: (a) any

- 40 - VP/#64222072.19 breach of, or inaccuracy in, any representation or warranty made by Buyer in this Agreement, any Ancillary Agreement or any document, Schedule, instrument or certificate delivered pursuant to this Agreement (in each case, as such representation or warranty would read disregarding any reference to “materiality,” “Material Adverse Effect” or other similar qualification or limitation with respect to determining whether there has been a breach of inaccuracy and for purposes of determining the amount of Losses arising from or relating to any such inaccuracy or breach); or (b) any breach or violation of any covenant or agreement of Buyer pursuant to this Agreement or any Ancillary Agreement. Section 8.3 Time for Claims. No claim may be made or suit instituted seeking indemnification with respect to a breach of a representation or warranty after the survival period for such representation and warranty has expired. The representations and warranties made in connection with the Contemplated Transactions hereunder shall survive the Closing for a period of eighteen (18) months, provided that the (a) Seller Fundamental Representations and Buyer Fundamental Representations and any claim for Fraud shall survive for ten (10) years following the Closing; and (b) Statutory Representations shall survive until the date that is ninety (90) days following the expiration of the applicable statute of limitations (including any valid extensions thereof), but in no event more than ten (10) years following the Closing. No claim may be made or suit instituted seeking indemnification pursuant to Section 8.1.1 or 8.2, unless a written notice describing such claim in reasonable detail in light of the circumstances then known to the Indemnified Party is provided to the Indemnifying Party prior to the applicable survival date set forth in this Section 8.3. Section 8.4 Third-Party Claims. 8.4.1 Notice of Claim. If any third Person notifies an Indemnified Party with respect to any matter (a “Third-Party Claim”) that may give rise to an indemnified claim against an Indemnifying Party under this Article VIII, then the Indemnified Party will promptly give written notice to the Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Article VIII, except to the extent such delay actually and materially prejudices the Indemnifying Party. 8.4.2 Assumption of Defense, etc. The Indemnifying Party shall have the right to defend the Indemnified Party against the Third-Party Claim so long as (a) the Indemnifying Party gives written notice to the Indemnified Party within fifteen (15) days after it has received notice from the Indemnified Party of such Third-Party Claim that it will defend against such Third-Party Claim and irrevocably acknowledges that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Third-Party Claim constitutes a Loss of the Indemnified Party for which such Indemnified Party is entitled to indemnification under Section 8.1, (b) the Third-Party Claim involves only money damages, does not seek an injunction or other equitable relief against the Indemnified Party and is not a claim, investigation or other Action by a Governmental Authority, (c) the Indemnified Party has not been advised by counsel in writing that an actual conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third-Party Claim such that the Indemnifying Party cannot adequately represent the interests of the Indemnified Party, (d) the Third-Party Claim does not relate to or otherwise arise in connection with any Governmental Authority Action (including any claim

- 41 - VP/#64222072.19 relating to or arising in connection with Taxes or any criminal or regulatory enforcement Action), (e) settlement of, an adverse judgment with respect to or the Indemnifying Party’s conduct of the defense of the Third-Party Claim is not, in the good-faith judgment of the Indemnified Party, likely to be materially adverse to the Indemnified Party’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other business relations) and (f) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently. In the event that the Indemnifying Party does deliver notice and thereby elects to conduct the defense of the Third-Party Claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested, at the expense of the Indemnifying Party. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim. 8.4.3 Limitations on Indemnifying Party. The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party unless such judgment, compromise or settlement (a) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (b) results in the full and unconditional release of the Buyer Indemnified Persons or the Seller Indemnified Persons, as applicable, from all Liabilities arising or relating to, or in connection with, the Third-Party Claim and (c) involves no finding or admission of any violation of Legal Requirements or the rights of any Person and no effect on any other claims that may be made against the Indemnified Party. 8.4.4 Indemnified Party’s Control. If the Indemnifying Party shall fail to give notice in a timely manner, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event, or in the event the Indemnifying Party elects not to, or is not entitled to, conduct the defense of the subject claim, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third-Party Claim in any manner it may deem appropriate. In the event that the Indemnified Party conducts the defense of the Third-Party Claim pursuant to this Section 8.4.4, the Indemnifying Party will remain responsible for any and all other Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third-Party Claim to the fullest extent provided in this Article VIII. Section 8.5 Other Claims. In the case of an Indemnity Claim (other than a Third-Party Claim), the Indemnified Party shall deliver notice of such claim to the Indemnifying Party, setting forth in reasonable detail the basis of such claim for indemnification (each, an “Indemnification Notice”). Upon the Indemnification Notice having been given to the Indemnifying Party, the Indemnifying Party shall have thirty (30) days following receipt of the Indemnification Notice in which to notify the Indemnified Party in writing (the “Indemnification Dispute Notice”) of any disagreement with such Indemnity Claim, setting forth in reasonable detail the basis of such dispute. In the event an Indemnification Dispute Notice is timely given to an Indemnified Party, the parties shall have thirty (30) days to resolve the dispute. In the event the dispute is not resolved by the parties within the required period, the parties shall have the right to pursue all available legal remedies to resolve such dispute. In the event the Indemnity Claim has been made by a Buyer Indemnified Person and an Indemnification Dispute Notice is not given to the Buyer Indemnified Person within the required thirty (30) day period: (i) Seller (together with Buyer) shall be obligated to deliver a joint written instruction to the Escrow Agent to pay to Buyer the amount

- 42 - VP/#64222072.19 set forth in the Indemnification Notice (such payment to be made in accordance with the terms of the Escrow Agreement); or (ii) to the extent there are not adequate funds in the Escrow Amount to cover such Indemnity Claim, Seller or Seller’s Equityholders (with Seller and Seller’s Equityholders jointly and severally liable) shall be required to make a cash (out-of-pocket) indemnification payment to Buyer in an amount equal to the balance of the Indemnity Claim. Section 8.6 Remedies. Except with respect to claims based on Fraud or equitable relief contemplated by this Agreement, the indemnification rights provided in this Agreement shall be the sole and exclusive remedy of the parties for any breaches of any representations, warranties, covenants or agreements of the parties set forth in this Agreement, and no party shall have any cause of Action or remedy at law or in equity for breach of contract, rescission, tort or otherwise against any other party arising under or in connection with this Agreement. Section 8.7 Tax Treatment. All indemnification and other payments under this Article VIII and Article IX will, to the extent permitted by applicable Legal Requirements, be treated for all Income Tax purposes as adjustments to the Closing Purchase Price. Neither Buyer nor Seller will take any position on any Tax Return, or before any Governmental Authority, that is inconsistent with such treatment unless otherwise required by Legal Requirement. Section 8.8 Other Limitations. Each Indemnified Party shall use commercially reasonable efforts to (a) mitigate any Losses to the extent required by applicable common Law upon becoming aware of such Indemnity Claim that would reasonably be expected to, or does, give rise thereto and (b) pursue recovery for Losses under insurance policies available to such Indemnified Party; provided that in no event shall an Indemnified Party be required to seek recovery, actually recover against or exhaust recovery under any such insurance policies or other sources of indemnification before seeking recovery for Losses under this Agreement. ARTICLE IX TERMINATION Section 9.1 Termination Events. This Agreement may, by written notice given prior to or at the Closing, be terminated: 9.1.1 by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and remains uncured following ten (10) days’ written notice to the breaching party, unless such breach has been waived in writing by the non- breaching party; 9.1.2 (a) by Buyer if any of the conditions in Section 6.1 have not been satisfied as of June 15, 2024 (the “Outside Date”) or if satisfaction of such a condition is or becomes impossible (other than, in each case, through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Outside Date; or (b) by Seller, if any of the conditions in Section 6.2 have not been satisfied as of the Outside Date or if satisfaction of such a condition is or becomes impossible (other than, in each case, through the failure of Seller or any Seller’s Equityholder to comply with such Person’s obligations under this Agreement) and Seller has not waived such condition on or before the Outside Date;

- 43 - VP/#64222072.19 9.1.3 by Buyer if there shall have occurred any change, loss, condition or state of facts that may have any Material Adverse Effect on the Company; or 9.1.4 by mutual consent of Buyer and Seller. Section 9.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate; provided that, subject to the terms of this Section 9.2, (a) no such termination shall restrict the availability of specific performance, if any, set forth in Section 11.12, (b) the provisions of this Article IX, and Article XI will survive such termination, and (c) if this Agreement is terminated by a party because of the willful breach of the Agreement by the other party, the terminating party’s right to pursue all legal remedies will survive such termination. Each party’s rights of termination under Section 9.1 are in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination shall not constitute an election of remedies. If Buyer shall consummate the Closing despite an event, condition or state of facts which would have permitted Buyer to terminate this Agreement under Section 9.1 (and regardless of whether such actual knowledge results from any notifications from the Company, its Subsidiaries, Seller or Seller’s Equityholders under Section 5.4 (including any Schedule Supplement)) (a “Termination Trigger”), such consummation of the Contemplated Transactions shall not constitute a waiver of any rights Buyer has against Seller, Seller’s Equityholders or any other Person arising out of such Termination Trigger. ARTICLE X TAX MATTERS Section 10.1 Tax Indemnification. Seller and Seller’s Equityholders, jointly and severally, shall indemnify, exonerate and hold free and harmless each Buyer Indemnified Person from and against any Losses (including Tax filing preparation costs) resulting from, arising out of or relating to (and without regard to the fact that any one or more of the items referred to in this Section 10.1 may be disclosed by Seller or the Company in any disclosure schedule or in any documents included or referred to therein or may be otherwise known to Buyer on the date hereof or the Closing Date): (a) any and all Taxes (or the nonpayment thereof) of the Company and its Subsidiaries for all taxable periods ending on or before the Closing Date and, as determined under Section 10.3, the partial period through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (each, a “Pre-Closing Tax Period”), (b) any and all Taxes for a Pre-Closing Period of any member of an affiliated, consolidated, combined or unitary group of which the Company or its Subsidiaries is or was a member prior to the Closing Date, or on the Closing Date immediately prior to the Closing, including pursuant to Treasury Regulations Section 1.1502-6 of any analogous or similar state, local or foreign Legal Requirements, (c) any and all Taxes of any Person imposed on the Company or its Subsidiaries as a transferee or successor, by Contract or otherwise, which Taxes relate to an event or transaction occurring on or before the Closing Date, (d) any and all Taxes of Seller for any taxable period or portion thereof, (e) any and all payroll and employment Taxes with respect to any compensatory payments made pursuant to or in accordance with this Agreement, (f) any and all Taxes attributable to the sale, assignment or distribution of the Excluded Assets, (g) the loss of any Tax benefits or attributes as a result of the non-deductibility of any payments made pursuant to any Company Plan due to the failure to obtain valid shareholder approval required by the terms of Section

- 44 - VP/#64222072.19 280G(b)(5)(B), if applicable, but only to the extent such failure was not attributable to any post- closing compensation provided by Buyer or the Company, and (h) Transfer Taxes, except, in each case, to the extent such Taxes were included in the determination of Closing Debt or the Actual Closing Net Working Capital (all such Taxes being “Pre-Closing Taxes”). Any indemnity payment required to be made pursuant to this Section 10.1 shall be subject to Section 8.1.3. Other than as set forth in the immediately preceding sentence, in no event shall indemnities provided for in this Section 10.1 be subject to the provisions of Article VIII of this Agreement. Section 10.2 Closing of Tax Years. The parties intend that the Company and its Subsidiaries will join Buyer’s consolidated group for U.S. federal Income Tax purposes upon the consummation of the transactions contemplated by this Agreement, and shall be included in such consolidated group’s consolidated U.S. federal Income Tax Return as of the beginning of the day immediately following the Closing Date. With respect to any other Tax years, the parties will elect to end the year on the Closing Date to the extent such election is permitted under applicable Law. Items of income, loss, deduction and credit will be allocated for Tax purposes between years ending on the Closing Date and years beginning on the day after the Closing Date based on an interim closing of the books as of the end of the day on the Closing Date to the extent permitted by applicable Law, and a ratable election under Treasury Regulation Section 1.1502- 76(b)(2)(ii)(D) shall not be made. Section 10.3 Straddle Period. In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”): (a) the amount of any Taxes of the Company and its Subsidiaries based upon or measured by net income or gain and Taxes imposed in connection with any sale or transfer or assignment of property (real or personal, tangible or intangible) for the Pre-Closing Tax Period will be determined based on an interim closing of the books as of the close of business on the Closing Date (and, for such purpose, the taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest will be deemed to terminate at such time) and (b) the amount of Taxes other than Taxes of the Company and its Subsidiaries based upon or measured by net income or gain for a Straddle Period which relate to the Pre-Closing Tax Period will be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. Section 10.4 Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and any conveyance fees or recording charges incurred in connection with the Contemplated Transactions (“Transfer Taxes”), will be paid by Seller when due. Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges and, if required by applicable Legal Requirement, Buyer will (and will cause its Affiliates to) join in the execution of any such Tax Returns and other documentation so long as Seller provides Buyer with copies of all related Tax Returns or filings to be made in connection with any such Transfer Taxes and a reasonable opportunity to review and provide reasonable comment on each such Tax Return. Section 10.5 Cooperation on Tax Matters. Buyer, the Company and its Subsidiaries and Seller will cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax Returns and any Tax Matters relating to the

- 45 - VP/#64222072.19 Company (including by the provision of reasonably relevant records or information). Such cooperation shall include the retention and (upon another party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding, making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder and providing or executing the appropriate power(s) of attorney as necessary to permit the appropriate party to settle, resolve, control or participate, in accordance with the terms of this Agreement, in any Tax-related dispute, claim, audit, examination or proceeding. The party requesting such cooperation will pay the reasonable out-of-pocket expenses of the other party. Section 10.6 Responsibility for Filing Tax Returns. Seller shall prepare (or cause to be prepared) and file (at the expense of Seller) all Income Tax Returns for the Company and its Subsidiaries that are for a tax period ending on or prior to the Closing Date (each such Tax Return being a “Seller Return”). Seller shall provide each Seller Return to Buyer for review and approval to file at least twenty (20) Business Days prior to the filing thereof. Buyer shall cause the Company and its Subsidiaries to provide Seller (or its designee) with all necessary authorizations and documents to permit Seller (or its designee) to execute all such Seller Returns on behalf of the Company and its Subsidiaries. The parties agree, at Buyer’s request, to make an election to restore the value of the stock of the Company and its Subsidiaries for purposes of computing the limitation under Section 382 of the Code, as applicable, and such election shall be made in accordance with the requirements provided for in Treasury Regulation Section 1.382-8(h) and in a manner satisfactory to Buyer. Buyer shall duly prepare all (or cause to be prepared) and file (or cause to be filed) all Tax Returns (other than any Seller Return) of the Company and its Subsidiaries that are due (taking into account any extensions of time to file) after the Closing Date (each such Tax Return being a “Buyer Return”). Buyer shall provide each material Buyer Return that relates to a Pre-Closing Tax Period (including any Straddle Period) to Seller for review as soon as practicable prior to the due date thereof; provided, that this sentence shall not apply to any Buyer Return that is a consolidated, affiliated or combined return and that includes Persons other than the Company or its Subsidiaries. Buyer shall consider Seller’s comments to any Buyer Return in good faith and to the extent they are not inconsistent with the parties’ agreements on Tax-related matters as set forth in this Agreement. With respect to any Seller Return, Seller shall timely pay or cause to be paid all Taxes reported on such Seller Return, and, with respect to any Buyer Return, Seller shall, no less than five (5) days prior to the due date (including extensions) of such Buyer Return, pay or cause to be paid to Buyer the amount of any Taxes reported on such Buyer Return to the extent such Taxes are Pre-Closing Taxes, except, in each case, to the extent such Taxes were included in the determination of Closing Debt. Section 10.7 Tax Claims. This Section 10.7 (and not Section 8.4) shall control any inquiry, assessment, proceeding or other similar event relating to Taxes of the Company and its Subsidiaries. Seller shall have the right (but not the obligation) to: (x) represent the interests of the Company and its Subsidiaries before the relevant Governmental Authority with respect to any inquiry, assessment, proceeding or other similar event (a “Tax Matter”) relating solely to Taxes of any taxable period that ends on or before the Closing Date and (y) control the defense, compromise or other resolution of any such Tax Matter, including responding to inquiries, preparing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Tax Matter; provided, however, that: (a) Buyer has the right (but not the obligation) to participate in the defense of such

- 46 - VP/#64222072.19 Tax Matter and to employ counsel, at its own expense, separate from counsel employed by Seller, and (b) Seller shall not enter into any settlement of or otherwise compromise any such Tax Matter without the prior written consent of Buyer, which consent shall not be unreasonably conditioned, withheld or delayed. Buyer has the right to: (x) represent the interests of the Company before the relevant Governmental Authority with respect to any Tax Matter that does not relate solely to Taxes of any Taxable period ending on or before the Closing Date and (y) control the defense, compromise or other resolution of any such Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Tax Matter. If Seller desires to exercise its right to control a Tax Matter for which it has the right to control as set forth above, Seller shall provide written notice thereof to Buyer within thirty (30) days after Seller receives notice of the commencement of such proceeding, and such right shall be deemed waived if such notice is not timely given. ARTICLE XI MISCELLANEOUS Section 11.1 Notices. All notices, requests, demands, claims or other communications required or permitted to be sent, delivered, given or otherwise provided under this Agreement shall be in writing and shall be delivered, given or otherwise provided: (a) by hand delivery (in which case, it will be effective upon delivery), (b) by e-mail (effective upon receipt of delivery confirmation with a courtesy copy of such communication provided by another method set forth in this Section 11.1) or (c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service), in each case, to the address (or e-mail address) listed below, or such other addresses as may be furnished in writing in accordance with this Section 11.1: if to Seller: Richard Murbach 170 Deer Path Summerfield, NC 27358 E-mail: Rmurbs@gmail.com with a copy (which shall not constitute notice) to: Maynard Nexsen PC 104 South Main Street, Suite 900 Greenville, SC 29601 Attention: Todd Davidson, Esq. E-mail: TDavidson@maynardnexsen.com if to Buyer: c/o Oil-Dri Corporation of America 410 N. Michigan Avenue, Suite 400

- 47 - VP/#64222072.19 Chicago, Illinois 60611 Attention: Laura G. Scheland E-mail: laura.scheland@oildri.com with a copy (which shall not constitute notice) to: Vedder Price P.C. 222 North LaSalle Street, Suite 2600 Chicago, Illinois 60601 Attention: Michael A. Nemeroff, Esq. E-mail: mnemeroff@vedderprice.com Each of the parties to this Agreement may specify different address information by giving notice in accordance with this Section 11.1 to each of the other parties hereto. Section 11.2 Succession and Assignment; No Third-Party Beneficiary. Subject to the immediately following sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which successors and permitted assigns will be deemed to be a party hereto for all purposes hereof. No party hereto may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties (it being understood that for any such assignment by Buyer, only the consent of Seller shall be required); provided, however, that Buyer may, without the prior written consent of any other party hereto: (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates or to any acquirer of the assets or equity of Buyer, the Company or its Subsidiaries, whether directly or indirectly, in a single or series of transactions, and regardless of the form or structure of such transaction or transactions, (b) collaterally assign any or all of its rights and interests hereunder to any lender to the Company or its Affiliates and (c) designate one or more of its Affiliates to perform its obligations hereunder, in each case, so long as Buyer is not relieved of any Liability hereunder. Except with respect to the indemnification rights set forth in Article VIII or as otherwise expressly provided herein (including clause (b) above), this Agreement is for the sole benefit of the parties hereto and their permitted successors and assignees, and nothing herein expressed or implied will give or be construed to give any Person, other than the parties hereto and such successors and assignees, any legal or equitable rights hereunder. Section 11.3 Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of: (a) an amendment, by Buyer, the Company and Seller, or (b) a waiver, by the party (in the case of Seller or Seller’s Equityholders, by Seller) against whom such waiver is to be effective. No waiver by any party hereto of any breach or violation, or default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of or inaccuracy in any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No delay or omission on the part of any party hereto in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

- 48 - VP/#64222072.19 Section 11.4 Expenses. Except as otherwise set forth in this Agreement, each party hereto shall pay its own fees and expenses in connection with the Contemplated Transactions; provided, however, that Buyer’s fees and expenses incurred in connection with the Contemplated Transactions shall be reimbursed by the Company post-Closing. Section 11.5 Entire Agreement. This Agreement, together with the Ancillary Agreements and all other documents, instruments and certificates explicitly referred to herein, and that certain Confidentiality and Non-Disclosure Agreement, dated November 9, 2023, entered into by and between Buyer and the Company (the “Confidentiality Agreement”), constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings, communications, representations, Contracts or agreements (including any prior drafts thereof), written or oral, with respect thereto, none of which shall be used as evidence of the parties’ intent; provided that, effective upon the Closing, the nonsolicitation restrictions contained in the Confidentiality Agreement shall automatically terminate and be of no further force or effect without any further action of or by the parties. In addition, each party hereto acknowledges and agrees that all prior drafts of this Agreement contain attorney work product and shall in all respects be subject to the foregoing sentence. Section 11.6 Disclosure Schedules. Neither the listing nor the description of any item, matter or document in any Schedule hereto nor the furnishing or availability for review of any document will be construed to modify, qualify or disclose an exception to any representation or warranty of any party made herein or in connection herewith, except to the extent that the applicability of such disclosure to such representation or warranty is reasonably apparent on the face of such disclosure. The inclusion of any information in the Disclosure Schedules will not be deemed an admission or acknowledgment (including, but not limited to, any possible breach or violation of Legal Requirements or Contract), in and of itself and solely by virtue of the inclusion of such information in the Disclosure Schedules. Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts (including via DocuSign or .pdf), each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each party hereto. Section 11.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable Legal Requirement, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Legal Requirement. Section 11.9 Headings. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

- 49 - VP/#64222072.19 Section 11.10 Governing Law. This Agreement, the negotiation, terms and performance of this Agreement, the rights of the parties under this Agreement, and all Actions arising in whole or in part under or in connection with this Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice- or conflict-of-laws provision or rule that would cause the application of the laws of any other jurisdiction. Section 11.11 Jurisdiction; Venue; Service of Process. 11.11.1 Jurisdiction. Subject to the provisions of Sections 8.4, 8.5, 10.7 and 11.13, each party to this Agreement, by its, his or her execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware or the United States District Court located in the State of Delaware for the purpose of any Action between any of the parties hereto arising in whole or in part under or in connection with this Agreement, any Ancillary Agreement, the Contemplated Transactions or the negotiation, terms or performance hereof or thereof, (b) hereby waives to the extent not prohibited by applicable Legal Requirements, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that he, she or it is not subject personally to the jurisdiction of the above-named courts, that venue in any such court is improper, that its, his or her property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens or improper venue, that such Action should be transferred or removed to any court other than one of the above-named courts, that such Action should be stayed by reason of the pendency of some other Action in any other court other than one of the above- named courts or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence or prosecute any such Action other than before one of the above-named courts. Notwithstanding the previous sentence, a party hereto may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. 11.11.2 Service of Process. Each party hereto hereby: (a) consents to service of process in any Action between any of the parties hereto arising in whole or in part under or in connection with this Agreement, any Ancillary Agreement, the Contemplated Transactions or the negotiation, terms or performance hereof or thereof, in any manner permitted by Delaware law, (b) agrees that service of process made in accordance with clause (a) or made by overnight delivery by a nationally recognized courier service at its, his or her address specified pursuant to Section 11.1 will constitute good and valid service of process in any such Action and (c) waives and agrees not to assert (by way of motion, as a defense or otherwise) in any such Action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process. Section 11.12 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties hereto agrees that, without posting bond or other undertaking, the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court specified in

- 50 - VP/#64222072.19 Section 11.11.1 in addition to any other remedy to which it, he or she may be entitled, at law or in equity. Each party hereto further agrees that, in the event of any Action for an injunction or specific performance in respect of any such threatened or actual breach or violation, it, he or she shall not assert that a remedy at law would be adequate. Section 11.13 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HERETO HEREBY WAIVE, AND COVENANT THAT THEY SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT, THE CONTEMPLATED TRANSACTIONS OR THE NEGOTIATION, TERMS OR PERFORMANCE HEREOF OR THEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS SECTION 11.13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES HERETO IRREVOCABLY TO WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION. Section 11.14 Certain Rules of Construction. Unless the context otherwise requires: (a) all references to a Preamble, Recital, Section, Article, Exhibit or Schedule means a Preamble, Recital, Section or Article of, or Exhibit or Schedule to, this Agreement, unless another agreement is specified; (b) Exhibits and Schedules to this Agreement are attached hereto and by this reference incorporated herein for all purposes; (c) the words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision, unless expressly so limited; (d) the words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur; (e) the words “either,” “or,” “neither,” “nor” and “any” are not exclusive; (f) the word “including” will be construed as “including, without limitation”; (g) references to a particular Legal Requirement include all rules and regulations thereunder and any predecessor or successor statute, rules or regulations, in each case as amended, supplemented or otherwise modified from time to time; (h) pronouns in masculine, feminine and neutral genders will be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires; (i) references to a particular Person include such Person’s successors and assigns, to the extent not prohibited by this Agreement; (j) whenever this Agreement indicates that the Company or its Subsidiaries or Seller have “made available” any document to Buyer, such statement shall be deemed to be a statement that such document was (i) delivered to Buyer or (ii) made continuously available for viewing online as of or prior to the date hereof; (k) to the extent the term “day” or “days” is used (as opposed to “Business Day” or “Business Days”), it means calendar days; (l) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (m) all monetary figures shall be in U.S. Dollars unless otherwise specified; (n) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean “if”; and (o) no provision of this Agreement will be interpreted in favor of, or against, either of the parties by reason of the extent to which any such party or its counsel participated in the drafting hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof. The parties hereto

- 51 - VP/#64222072.19 intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that such party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant. [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written. SELLER: ULTRA PET, LLC By: Name: Richard Murbach Title: President and CEO

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written. COMPANY: ULTRA PET COMPANY, INC. By: Name: Richard Murbach Title: President and CEO

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written. SELLER : Fred Chris Armstrong Scott W. Armstrong Brian Snow Boyd R. Thad Boyd, III Christopher E. Boyd Steven Counts Steve Tieche Harvey V ndeven

Exhibit A – Page 1 VP/#64222072.19 EXHIBIT A Certain Definitions For purposes of this Agreement, the following terms shall have the meanings set forth below: “Action” means any claim, action, cause of action, suit (whether in contract or tort or otherwise), audit, litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, mediation, investigation, opposition, interference, hearing, charge, complaint, demand, notice or proceeding, whether or not to, from, by or before any Governmental Authority. “Actual Cash Amount” has the meaning set forth in Section 1.5.2. “Actual Closing Debt” has the meaning set forth in Section 1.5.2. “Actual Closing Net Working Capital” has the meaning set forth in Section 1.5.2. “Actual Unpaid Transaction Expenses” has the meaning set forth in Section 1.5.2. “Adjustment Amount” has the meaning set forth in Section 1.5. “Affiliate” means, with respect to any specified Person at the time of determination: (a) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time; (b) each Person who, at such time, is an officer, manager or director of, or direct or indirect beneficial holder of at least ten percent (10%) of any class of the equity securities of, such specified Person; (c) each Person that is managed by a common group of executive officers, managers and/or directors as such specified Person; (d) the members of the immediate family of (i) each officer, manager, director or holder described in clause (b) and (ii) if such specified Person is an individual, such specified Person; and (e) each Person of which such specified Person or an Affiliate (as defined in clauses (a) through (d)) thereof will, directly or indirectly, beneficially own at least ten percent (10%) of any class of equity securities at such time. “Agreement” has the meaning set forth in the Preamble. “Ancillary Agreements” means the Escrow Agreement, the Consulting Agreement, the Offer Letters, the Release and Confidentiality Agreements and all other agreements to be entered into in connection with the Contemplated Transactions. “Applicable Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, as administered and enforced by the U.S. Department of Justice and the U.S. Securities and Exchange Commission; any applicable Legal Requirement implementing the Organization of Economic Cooperation and Development Convention on Combating the Bribery of Foreign Public Officials in International Business Transactions and any other applicable anti- bribery or anti-corruption Legal Requirement administered and enforced by a competent authority

Exhibit A – Page 2 VP/#64222072.19 applicable to the Company or its Subsidiaries, the Business or any operations or activities of the Company or its Subsidiaries or the Business. “ASA” has the meaning set forth in Section 5.7. “ASA Notice” has the meaning set forth in Section 5.7. “Assets” means, with respect to the Company and its Subsidiaries, such Person’s properties, rights and assets, whether real or personal, and whether tangible or intangible. “Assets” do not include any Excluded Assets. “BCBS” has the meaning set forth in Section 5.7. “BCBS Agreement” has the meaning set forth in Section 5.7. “BCBS Notice” has the meaning set forth in Section 5.7. “Bonus Tax Deductions” means, to the extent deductible, Income Tax deductions of the Company or its Subsidiaries properly allocable to a Pre-Closing Tax Period under applicable Legal Requirements and available at a more-likely-than-not or higher level of confidence for applicable Income Tax purposes resulting from any payments in respect of severance, change of control payments, stay bonuses, retention bonuses, success bonuses and other bonuses which include, for the avoidance of doubt, any payments under the Company’s Key Employee Incentive Plan, payable in connection with the Contemplated Transactions due to any Person. “Business” means the business of the Company and its Subsidiaries, consisting of the supply of branded and private-label crystal cat litter, silica gel cat litter, tofu cat litter, millet cat litter, natural and renewable cat litter, cat litter additives (including health monitor and probiotic additives), litter boxes and other emerging alternative cat litter products through grocery, pet specialty, e-commerce and other channels. “Business” does not include the Pet-Toy Business. “Business Day” means any weekday other than a weekday on which banks in Chicago, Illinois, are authorized or required to be closed. “Buyer” has the meaning set forth in the Preamble. “Buyer Commission Period” has the meaning set forth in Section 1.6.1. “Buyer Closing Deliveries” means: (a) the Closing Purchase Price in accordance with Section 1.3; (b) the Escrow Agreement, duly executed by Buyer; (c) the Consulting Agreement, duly executed by the Company; (d) the Offer Letters, duly executed by the Company; (e) the Release and Confidentiality Agreements, duly executed by Buyer; and (f) all other instruments, agreements, certificates and documents required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement. “Buyer Fundamental Representations” means those representations and warranties set forth in Sections 4.1 (Organization), 4.2 (Power and Authorization) and 4.4 (No Brokers).

Exhibit A – Page 3 VP/#64222072.19 “Buyer Indemnified Person” has the meaning set forth in Section 8.1.1. “Buyer Return” has the meaning set forth in Section 10.6. “Cash Amount” means the aggregate amount of all cash and cash equivalents of the Company and its Subsidiaries (other than Restricted Cash) as of 12:01 a.m. ET on the Closing Date, as adjusted for any deposits in transit (which, for the avoidance of doubt, shall not include any credit card receivables with respect to unshipped customer orders), outstanding checks or other proper reconciling items, in each case as determined on a consolidated basis in accordance with GAAP consistently applied in accordance with the Company’s past practices as set forth on Exhibit B. “Cash Purchase Price” means Forty-Six Million Dollars ($46,000,000). “Cleanup” means all actions required by applicable Environmental Law to: (a) clean up, remove, treat, address or remediate Hazardous Materials, (b) prevent, mitigate or address the Release of Hazardous Materials, (c) perform pre-remedial studies, samplings, investigations or other actions, and post-remedial monitoring, care or other action or (d) respond to any request of any Governmental Authority for information or documents, or any investigation, demand, request or other action in any way relating to the investigation, cleanup, removal, treatment or remediation (or potential cleanup, removal, treatment or remediation) of Hazardous Materials. “Closing” has the meaning set forth in Section 1.2. “Closing Date” has the meaning set forth in Section 1.2. “Closing Date Credit Balance” has the meaning set forth in the Disclosure Schedules. “Closing Debt” means the outstanding amount of Debt of the Company and its Subsidiaries as of 12:01 a.m. ET on the Closing Date. “Closing Net Working Capital” means an amount equal to: (a) Current Assets, minus (b) Current Liabilities, in each case as of 12:01 a.m. ET on the Closing Date and calculated in accordance with (i) GAAP consistently applied in accordance with the Company’s past practices as set forth on Exhibit B and (ii) the Illustrative Working Capital Calculation. “Closing Purchase Price” has the meaning set forth in Section 1.1.2. “Closing Statement Objection Notice” has the meaning set forth in Section 1.5.2. “Closing Statement Review Period” has the meaning set forth in Section 1.5.2. “Closing Taxes” means any unpaid Taxes of the Company and its Subsidiaries incurred or accruing for Pre-Closing Tax Periods; provided that, for the avoidance of doubt, such amounts shall include reasonable estimates thereof for any taxable periods (or portions thereof, as determined in accordance with Section 10.3 that end on or include the Closing Date); provided, however, that Bonus Tax Deductions shall not be taken into account in the determination of Closing Taxes.

Exhibit A – Page 4 VP/#64222072.19 “Code” means the Internal Revenue Code of 1986, as amended. “Commission Agreement” has the meaning set forth in the Disclosure Schedules. “Commission Agreement Commission Period” has the meaning set forth in the Disclosure Schedules. “Commission Payments” has the meaning set forth in Section 1.6.1. “Commissions” has the meaning set forth in the Disclosure Schedules. “Company” has the meaning set forth in the Preamble. “Company Intellectual Property” means all Intellectual Property Rights owned, purported to be owned, used or licensed by the Company or its Subsidiaries, including all Intellectual Property Rights in and to Company Technology. “Company Plan” has the meaning set forth in Section 2.16.1. “Company Registrations” has the meaning set forth in Section 2.13.3. “Company Technology” means any and all Technology used in connection with the Business. “Compensation” means, with respect to any Person, all salaries, commissions, compensation, remuneration, bonuses or benefits of any kind or character whatsoever (including issuances or grants of equity securities), required to be made or that have been made directly or indirectly by the Company or its Subsidiaries to such Person or Affiliates of such Person. “Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to the Business, products or services of the Company or its Subsidiaries at the time of the Closing, including nonpublic or proprietary Company Intellectual Property; provided, however, that Confidential Information shall not include any information that is or becomes publicly available in any way that does not involve a breach of an obligation of confidentiality on the part of any Seller or any other Person bound by a similar duty of confidentiality. “Consulting Agreement” means the consulting agreement between the Company and Richard Murbach, dated as of the Closing Date, in a form reasonably satisfactory to Buyer. “Contemplated Transactions” means, collectively, the transactions contemplated by this Agreement and the Ancillary Agreements. “Contract” means any agreement, contract, lease, deed, mortgage, guaranty, license, instrument, note, commitment, undertaking, plan, indenture, joint venture, sale or purchase order, invoice or other agreement, commitment or legally binding arrangement, whether written or oral.

Exhibit A – Page 5 VP/#64222072.19 “Current Assets” means the current Assets of the Company and its Subsidiaries (excluding the Cash Amount), finished goods, raw materials, work in process, shipping supplies, and any and all additional inventory items, as well as any and all prepaid expenses, plus its trade and other accounts receivable. “Current Liabilities” means the current Liabilities of the Company and its Subsidiaries including all trade accounts payable, insurance payable, and other payables normally included in the Company’s and its Subsidiaries’ current Liabilities, plus all accrued payroll and other Taxes, accrued salaries, bonuses, royalties, and other current accrued expenses. “D&O Indemnified Parties” has the meaning set forth in Section 7.1. “Debt” means, with respect to the Company and its Subsidiaries, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) of the Company and its Subsidiaries: (a) for borrowed money (including overdraft facilities and letters of credit); (b) evidenced by notes, bonds, debentures or similar Contracts; (c) for the deferred purchase price of property, goods or services (including any deferred purchase price Liabilities, earn-outs, contingency payments, installment payments, seller notes, promissory notes or similar Liabilities, in each case, related to past acquisitions by the Company or its Subsidiaries and, for the avoidance of doubt, in each case, whether or not contingent); (d) under leases or similar Contracts that constitute capital leases (or leases that, in accordance with GAAP in effect immediately prior to the implementation of ASC 842 Lease Accounting, are or will be required to be capitalized) or that constitute operating leases with respect to forklifts or other equipment but not Real Property Leases; (e) in respect of letters of credit and bankers’ acceptances (in each case whether or not drawn, contingent or otherwise); (f) relating to interest rate protection, swap agreements and collar agreements; (g) Closing Taxes; (h) in respect of off-balance sheet financing arrangements; (i) in respect of prepaid service revenue, customer deposits or customer credits; (j) for any unfunded, or of any underfunding of any, pension, deferred compensation or similar Liabilities and any member advances that remain outstanding; (k) for employee bonuses unpaid and related to the period ending on the Closing Date (regardless of whether such bonuses are accrued as of the Closing Date); (l) in respect of severance, change of control payments, stay bonuses, retention bonuses, success bonuses, and other bonuses and similar Liabilities payable in connection with the Contemplated Transactions, together with any employer payroll Taxes of the Company and its Subsidiaries resulting from payments payable in accordance with this clause (l) of this definition; (m) for post-termination of employment payments, payments for accrued or earned but unused vacation and other paid time off, or any other payments (including change of control payments, severance, termination payments and transaction, stay, retention or similar bonuses) that become due and payable as a result of or triggered by the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event); (n) for accrued or earned but unused vacation and other paid time off; (o) for the employer’s share of any payroll Taxes attributable to any amounts treated as wages payable pursuant to this Agreement and any amounts payable to gross-up or make whole any Person for income or excise Taxes imposed with respect to any such payments; (p) for accounts payable relating to capital expenditures; and (q) in the nature of guarantees of the obligations described in the preceding clauses (a) through (p) of any other Person. “Disclosed Contract” has the meaning set forth in Section 2.18.2.

Exhibit A – Page 6 VP/#64222072.19 “Employee Plan” means any plan, program, agreement, policy, practice, or arrangement, whether or not reduced to writing, and whether covering a single individual or a group of individuals, that is: (a) a welfare plan within the meaning of Section 3(1) of ERISA, (b) a pension benefit plan within the meaning of Section 3(2) of ERISA, (c) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right, phantom equity, or similar equity-based plan or (d) any other plan, program agreement, policy or arrangement pursuant to which any benefit is or shall be provided to any current or former employee, officer, manager or director, including, without limitation, any deferred-compensation, retirement, welfare-benefit, bonus, incentive, severance, relocation assistance, vacation pay, tuition aid, excess benefit, top hat, supplemental retirement, supplemental pension, profit sharing, health, dental, disability, insurance, sick pay, club membership, employee loan, vacation pay, paid time off, or other material fringe-benefit plan, program, agreement, policy, practice, or arrangement. “Enforceability Exceptions” has the meaning set forth in Section 2.2. “Environmental Claim” means any Action or notice by any Person, alleging Liability (including potential Liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) or other obligation arising out of, based on, or resulting from: (a) any Hazardous Materials Activity, (b) Hazardous Materials or (c) circumstances forming the basis of any violation, or alleged violation of, or Liability or obligation under, any Environmental Law. “Environmental Laws” means any and all applicable Legal Requirements concerning protection of the environment and includes those Legal Requirements relating to air, water, solid waste, Hazardous Material, chemical or Release reporting, worker and community right-to-know, hazard communication, natural resources, wetlands and other environmental, health and safety laws in effect as of the date hereof. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. §§ 300(f) et seq., and the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., as now in effect or as hereafter amended, and with each including their implementing regulations. “ERISA” means the federal Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” has the meaning set forth in Section 2.16.2. “Escrow Account” means the account into which the Escrow Amount is to be deposited with the Escrow Agent at the Closing pursuant to the Escrow Agreement. “Escrow Agent” means CIBC National Trust Company. “Escrow Agreement” means that certain escrow agreement, by and among Buyer, Seller and the Escrow Agent, to be dated as of the Closing Date, in substantially the same form attached hereto as Exhibit D.

Exhibit A – Page 7 VP/#64222072.19 “Escrow Amount” means Three Million Three Hundred Thousand Dollars ($3,300,000). “Estimated Cash Amount” has the meaning set forth in Section 1.3. “Estimated Closing Debt” has the meaning set forth in Section 1.3. “Estimated Closing Net Working Capital” has the meaning set forth in Section 1.3. “Estimated Closing Purchase Price” has the meaning set forth in Section 1.3. “Estimated Unpaid Transaction Expenses” has the meaning set forth in Section 1.3. “Excluded Assets” means, with respect to the Company and its Subsidiaries, all of the Assets set forth on Schedule 1.1.3, including (a) such Person’s properties, rights and assets, whether real or personal, and whether tangible or intangible, related to, used in or required for the operation of the Pet-Toy Business, (b) the Closing Date Credit Balance and (c) all Commissions received by the Company under the Commission Agreement during the Buyer Commission Period. “Facilities” means any buildings, plants, Improvements or structures located on any real property presently or formerly leased or operated by the Company and its Subsidiaries, including the Leased Properties. “Financials” has the meaning set forth in Section 2.6.1(b). “Fraud” means fraud under Delaware common law. “FSA” has the meaning set forth in Section 5.7. “FSA Notice” has the meaning set forth in Section 5.7. “GAAP” means generally accepted accounting principles in the United States, as in effect at the time the applicable financial statements or other financial information has been or is being prepared unless expressly provided otherwise herein. “Governmental Authority” means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or Taxing Authority or power, any court or tribunal (or any department, bureau or division thereof) or any arbitrator or arbitral body. “Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority. “Hazardous Material” means any substance, material or waste that is subject to, classified or regulated by, or could form the basis of Liability under, any Environmental Law, including any material or substance that is defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste” or “toxic substance” (or any other similar

Exhibit A – Page 8 VP/#64222072.19 term or phrase of any of the foregoing) under any Environmental Law, petroleum or any fraction or by-product thereof, asbestos-containing material, mold, radioactive material, biomedical waste, infectious material, polychlorinated biphenyl or any radioactive substance. “Hazardous Materials Activity” means the manufacture, handling, transportation, transfer, recycling, storage, use, purchase, sale, treatment, removal, remediation, Release, disposal, arrangement for disposal, exposure of others or the environment to, or distribution of any Hazardous Material. “Illustrative Working Capital Calculation” means the calculation set forth on Exhibit C. “Improvements” means all the improvements, fixtures, personal property, the roof, the foundation, structure, heating, ventilating, plumbing, electrical and all other mechanical apparatus located in, on, at or under the Leased Property. “Inbound IP Contracts” has the meaning set forth in Section 2.13.4. “Income Tax” means any federal, state, local or non-U.S. income Tax measured by or imposed on net income, including any interest, penalty or addition thereto, whether disputed or not. “Income Tax Return” means any Tax Return relating to Income Tax, including any schedule or attachment thereto. “Indemnification Dispute Notice” has the meaning set forth in Section 8.5. “Indemnification Notice” has the meaning set forth in Section 8.5. “Indemnified Party” means, with respect to any Indemnity Claim: (a) any Buyer Indemnified Person, if such Indemnity Claim arises under Section 8.1 and (b) any Seller Indemnified Person, if such Indemnity Claim arises under Section 8.2. “Indemnifying Party” means, with respect to any Indemnity Claim: (a) Seller, if such Indemnity Claim arises under Section 8.1.1; and (b) Buyer, if such Indemnity Claim arises under Section 8.2. “Indemnity Claim” means a claim for indemnity under Section 8.1 or 8.2, as the case may be. “Independent Accountant” has the meaning set forth in Section 1.5.2. “Intellectual Property Rights” means the entire right, title and interest in and to all intellectual property rights or proprietary rights of every kind and nature however denominated, throughout the world, including: (a) patents, copyrights, mask works, industrial designs, confidential information, trade secrets, database rights and all other proprietary rights in Technology; (b) trademarks, trade names, service marks, service names, brands, trade dress and logos, and the goodwill associated therewith; (c) domain names, social media accounts, rights of privacy and publicity, and moral rights; (d) any and all registrations, applications, recordations,

Exhibit A – Page 9 VP/#64222072.19 licenses, common law rights and contractual rights relating to any of the foregoing; and (e) all Actions and rights to sue at law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto. “IP Contracts” has the meaning set forth in Section 2.13.4. “Leased Properties” has the meaning set forth in Section 2.12.2. “Legal Requirement” means any applicable law, statute, ordinance, regulation, rule, court decision, policy, agency guideline or guidance, principle of law, Government Order or other requirement with similar effect of any Governmental Authority. “Liability” means, with respect to any Person, any Debt, liability, indebtedness, guaranty, claim, loss, damage, deficiency, cost, expense, duty, Tax or obligation of such Person of any nature, whether known or unknown, whether asserted or unasserted, whether determined, determinable, or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential, whether due or to become due, and whether or not required under GAAP to be accrued on the financial statements of such Person. “Lien” means any lien (statutory or otherwise), license, security interest, mortgage, deed of trust, claim, community property interest, equitable interest, option, easement, encroachment, right of way, priority, pledge, charge, right of first refusal or other encumbrance or similar right of others or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, or any agreement to give any of the foregoing. “Losses” has the meaning set forth in Section 8.1.1. “Material Adverse Effect” means any change, fact, circumstance, effect or condition that has had, or that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Business, Assets, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur: (a) changes in GAAP or (b) changes in Legal Requirements issued by any Governmental Authority, which, in either case, do not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole. “Most Recent Balance Sheet” has the meaning set forth in Section 2.6.1(b). “Most Recent Financials” has the meaning set forth in Section 2.6.1(b). “Net Working Capital Deficit” means the amount, if any, by which the Closing Net Working Capital is less than the Net Working Capital Target. “Net Working Capital Surplus” means the amount, if any, by which the Closing Net Working Capital is greater than the Net Working Capital Target.

Exhibit A – Page 10 VP/#64222072.19 “Net Working Capital Target” means Ten Million Eight Hundred Thirty-Two Thousand Seven Hundred Forty-Eight Dollars ($10,832,748). “Offer Letters” means the offer letters executed by each of David Dyke, Thomas Atyeo, Tonja Thomas and Trent Bergren, dated as of the Closing. “Ordinary Course of Business” means an action taken by any Person in the ordinary course of such Person’s business that is consistent in all material respects with the past customs and practices of such Person (including past practice with respect to quantity, amount, magnitude and frequency, standard employment and payroll policies and past practice with respect to management of working capital). “Organizational Documents” means, with respect to any entity, (a) the charter, certificate or articles of incorporation and the bylaws, certificate of formation or organization and partnership agreement or operating agreement, and other similar formation documents, as applicable, and (b) any documents comparable to those described above as may be applicable to such entity pursuant to any applicable Legal Requirement or by Contract. “Outside Date” has the meaning set forth in Section 9.1.2. “Pathward” has the meaning set forth in Section 7.8. “Pathward Agreement” has the meaning set forth in Section 7.8. “PEO” has the meaning set forth in Section 5.7. “PEO Agreements” has the meaning set forth in Section 5.7. “PEO Notices” has the meaning set forth in Section 5.7. “Permits” means, with respect to any Person, any license, franchise, permit, consent, approval, right, privilege, certificate, accreditation, registration, authorization, qualification provider number, supplier number or other similar authorization issued by, or otherwise granted by, any Governmental Authority or any other Person to which or by which such Person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound, including any of the foregoing pursuant to any Environmental Law. “Permitted Lien” means: (a) any Lien for Taxes not yet due or payable or being contested in good faith by appropriate proceedings, in each case, for which adequate reserves have been established in accordance with GAAP consistently applied in accordance with the Company’s past practices as set forth on Exhibit B in the Financials; (b) any statutory Lien arising in the Ordinary Course of Business by operation of Legal Requirement with respect to a Liability that is not yet due or delinquent, other than any Liens for Taxes; (c) easements, covenants, conditions, restrictions or any minor imperfection of title or similar Lien that individually or in the aggregate with other such Liens does not materially impair the value or use of the property subject to such Lien; (d) statutory landlord Liens and other Liens of lessors under any leases, other than any Liens for Taxes; and (e) Liens that will be released at or prior to the Closing.

Exhibit A – Page 11 VP/#64222072.19 “Person” means any individual (including any individual’s estate), corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind. “Pet-Toy Business” means the business of the Company and its Subsidiaries, consisting of the manufacture and/or sale of pet toys and bowls. “Phase I” means Phase I environmental assessment work performed in accordance with the ASTM E1527-13, Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process or in accordance with comparable standards pertaining to generally accepted environmental assessment practices. “Phase II” means Phase II environmental assessment work performed in accordance with ASTM E1903-11, Standard Practice for Environmental Site Assessments: Phase II Environmental Site Assessment Process or in accordance with comparable standards pertaining to generally accepted environmental assessment practices. “Preamble” means the preamble of this Agreement. “Pre-Closing Taxes” has the meaning set forth in Section 10.1. “Pre-Closing Tax Period” has the meaning set forth in Section 10.1. “Predecessor” has the meaning set forth in Section 2.1. “Preliminary Closing Statement” has the meaning set forth in Section 1.5.1. “Prohibited Party” has the meaning set forth in Section 2.28.5. “RCA Parties” means each equityholder of Seller other than the Seller’s Equityholders, as identified on Schedule 3.4. “Real Property Leases” has the meaning set forth in Section 2.12.2. “Release” means any release, spill, emission, leaking, pumping, pouring, emptying, disposing, injection, deposit, discharge, leaching or migration of Hazardous Material into any media, whether soil, surface water, groundwater, building interior or components, air or any combination of the foregoing, and the movement of any Hazardous Material through any media, and including the abandonment or discarding of barrels, drums, containers and other closed receptacles containing any Hazardous Material. “Release and Confidentiality Agreements” means the release and confidentiality agreements executed by each of the RCA Parties and Buyer, dated as of the Closing Date, in substantially the same form attached hereto as Exhibit E. “Releasee” has the meaning set forth in Section 7.4. “Releasing Persons” has the meaning set forth in Section 7.4.

Exhibit A – Page 12 VP/#64222072.19 “Representative” means, with respect to any Person, any manager, director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors. “Restricted Cash” means, with respect to the Company and its Subsidiaries, all cash and cash equivalents: (a) not freely usable by the Company or its Subsidiaries because such cash and/or cash equivalents are subject to restrictions or limitations on use or distribution by Legal Requirement or Contract, including cash and cash equivalents subject to any escrow agreement to which the Company or its Subsidiaries are party, (b) not freely usable by the Company or its Subsidiaries because such cash and/or cash equivalents are subject to Taxes on use or distribution, (c) restricted for use, as determined in accordance with GAAP consistently applied in accordance with the Company’s past practices as set forth on Exhibit B, (d) constituting a security deposit or (e) constituting amounts owed to former equityholders of the Company or its Subsidiaries. “Restricted Cash” includes the Six Hundred Thousand Dollars ($600,000) of cash securing the Company’s letter of credit for the Company’s import bond. “Restricted Parties” has the meaning set forth in Section 7.6.1. “Restricted Period” has the meaning set forth in Section 7.6.1. “Reviewed Financials” has the meaning set forth in Section 2.6.1(a). “Schedule Supplement” has the meaning set forth in Section 5.4.2. “Section 280G Waiver” has the meaning set forth in Section 5.5.1. “Section 280G Shareholder Vote” has the meaning set forth in Section 5.5.2. “Seller” has the meaning set forth in the Preamble. “Seller Closing Deliveries” means the following: (a) duly executed stock transfer power, transferring the Shares; (b) all books and records of the Company and its Subsidiaries in possession of Seller (it being understood and agreed that delivery of such books and records to the Company’s and its Subsidiaries’ principal place(s) of business shall be sufficient delivery); (c) complete copies of: (i) the charter documents of the Company and its Subsidiaries as certified by the appropriate Governmental Authority of each such Person’s jurisdiction of formation, organization or incorporation, dated as of not more than five (5) Business Days prior to the Closing Date, (ii) the operating agreement, bylaws or similar governing documents of the Company and its Subsidiaries, (iii) resolutions of the equityholder(s), manager(s) and/or director(s) of the Company and its Subsidiaries (if necessary) approving the Contemplated Transactions, and (iv) the names and signatures of the Persons of the Company authorized to sign this Agreement and the other Ancillary Agreement to be delivered by the Company hereunder, in the case of each of the foregoing clauses (i) through (iv) as applicable, as certified by an officer of the Company;

Exhibit A – Page 13 VP/#64222072.19 (d) resignations of each officer, manager and director of the Company and its Subsidiaries (including any individuals with observation rights), as requested by Buyer, effective as of the Closing, duly executed by such Person(s); (e) a certificate of good standing dated not more than ten (10) days prior to the Closing Date from: (i) the appropriate Governmental Authority of the Company’s and its Subsidiaries’ jurisdiction of formation, organization or incorporation, attesting to the good standing in such Person’s jurisdiction of formation, organization or incorporation and (ii) the appropriate Governmental Authority of each jurisdiction attesting to the good standing of the Company and its Subsidiaries in each other jurisdiction in which the Company and its Subsidiaries is qualified to do business; (f) any required consents, approvals and copies of the notices (if any) listed on Schedule 2.3 or 2.4; (g) the Consulting Agreement; (h) the Offer Letters; (i) the Escrow Agreement, duly executed by Seller and the Escrow Agent; (j) the Release and Confidentiality Agreements, duly executed by each of the RCA Parties who collectively own at least twenty percent (20%) of the issued and outstanding equity of Seller; (k) a customary payoff letter and a duly executed release of Liens and/or financing statements to reflect the termination of any Liens against any of the Assets or equity securities (including, without limitation, the Shares and Subsidiary Equity) of the Company and its Subsidiaries or payoff letters from each secured party possessing any such Lien on any Asset or equity securities (including, without limitation, the Shares and Subsidiary Equity) of the Company and its Subsidiaries evidencing the authority to release such Liens upon receipt of the payoff amount, each in form and substance reasonably satisfactory to Buyer, with respect to any such Debt of the Company and its Subsidiaries; (l) a waiver, in form and substance reasonably satisfactory to Buyer and duly executed by Pathward, evidencing the waiver by Pathward of any restrictions on the Company’s and its Subsidiaries’ ability to incur or assume any obligations or liabilities as a guarantor, surety, indemnitor or otherwise with respect to any indebtedness of any Person, set forth in any Contracts among Pathward, the Company and its Subsidiaries (including, without limitation, the Pathward Agreement); (m) a properly completed and executed current Internal Revenue Service Form W-9 from Seller; (n) executed Section 280G Waivers and executed 280G Shareholder Vote as required by Section 5.5;

Exhibit A – Page 14 VP/#64222072.19 (o) evidence reasonably satisfactory to Buyer of termination of the Contracts or arrangements set forth on Schedule 6.1.6; (p) evidence reasonably satisfactory to Buyer of the corrected ownership records of the Company’s and its Subsidiaries’ trademark applications and registrations; (q) a list of the login information (including usernames and passwords) for each domain name and social media account of the Company and its Subsidiaries; and (r) all other instruments, agreements, certificates and documents required to be delivered by Seller at or prior to the Closing pursuant to this Agreement. “Seller Fundamental Representations” means those representations and warranties set forth in Sections 2.1 (Organization; Predecessors), 2.2 (Power and Authorization), 2.4 (Noncontravention), 2.5 (Capitalization of the Company and its Subsidiaries), 2.19 (Affiliate Transactions), 2.27 (No Brokers), 3.1 (Organization), 3.2 (Power and Authorization), 3.5 (Title) and 3.6 (No Brokers). “Seller Indemnified Person” has the meaning set forth in Section 8.2. “Seller Return” has the meaning set forth in Section 10.5. “Seller Transaction Expenses” means all fees and expenses incurred by the Company and its Subsidiaries and Seller and payable at or following the Closing arising from, incurred in connection with or incidental to this Agreement, the Ancillary Agreements and the Contemplated Transactions, including: (a) such fees and expenses payable to all lawyers, accountants, consultants and financial or other advisors retained by the Company or its Subsidiaries or Seller in connection with the foregoing; (b) in respect of severance, change of control payments, stay bonuses, retention bonuses, success bonuses, and other bonuses and similar Liabilities payable in connection with the Contemplated Transactions; and (c) any employer payroll Taxes of the Company or its Subsidiaries resulting from payments payable in accordance with clause (b) of this definition; and (d) fifty percent (50%) of the cost of the Escrow Account. “Seller’s Equityholders” means each of the following Persons, who collectively own 72.66% of the issued and outstanding equity of Seller: Fred Chris Armstrong, Scott W. Armstrong, Brian Snow Boyd, Christopher E. Boyd, R. Thad Boyd, III, Steven Counts, Steve Tieche, and Harvey Vandeven. “Seller’s Knowledge” means the knowledge, after due inquiry, of Richard Murbach, David Dyke, Tom Atyeo, Tonja Thomas and Trent Bergren. “Shares” has the meaning set forth in the Recitals. “Shortfall” has the meaning set forth in Section 1.5.3. “Statutory Representations” means those representations and warranties set forth in Sections 2.15 (Tax Matters) and 2.16 (Employee Benefit Plans).

Exhibit A – Page 15 VP/#64222072.19 “Straddle Period” has the meaning set forth in Section 10.3. “Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person (other than an individual) of which such first Person (either alone or through or together with any other Affiliate of such first Person) owns, directly or indirectly, a majority of the stock or other equity securities or has the ability to appoint a majority of the board of directors or other governing body; and, further, with respect to the Company, explicitly includes: (i) Cedar Fresh Products, Inc., a Delaware corporation which is wholly-owned by the Company; (ii) Harvest Ventures, Inc., a Minnesota corporation which is wholly-owned by the Company; (iii) MBA Pet USA, LLC, a South Carolina limited liability company which is wholly-owned by Harvest Ventures, Inc.; and (iv) MBA Pet BV, a company formed under the laws of the Netherlands which is wholly-owned by MBA Pet USA, LLC. “Subsidiary Equity” has the meaning set forth in Section 2.5.2. “Tax” or “Taxes” means: (a) any and all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, Social Security (or similar, including FICA), unemployment, disability, real property, personal property, escheat, unclaimed property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind, or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty or addition thereto, in each case whether disputed or not and (b) any Liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another Person’s taxes as a transferee or successor, by Contract or otherwise. “Tax Matter” has the meaning set forth in Section 10.7. “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any Person, or the administration of any Legal Requirements, regulations or administrative requirements relating to any Taxes. “Taxing Authority” means the Internal Revenue Service (IRS) or any other Governmental Authority having jurisdiction over the assessment, collection or imposition of Taxes. “Technology” means all inventions, works, discoveries, innovations, know-how, information (including ideas, research and development, formulas, algorithms, compositions, processes and techniques, data, methods, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, graphics, illustrations, artwork, documentation and manuals), databases, computer software, firmware, computer hardware, integrated circuits and integrated circuit masks, electronic, electrical and mechanical equipment, and all other forms of technology, including improvements, modifications, works in process, derivatives, or changes, whether tangible or intangible, embodied in any form,

Exhibit A – Page 16 VP/#64222072.19 whether or not protectable or protected by patent, copyright, mask work right, trade secret Legal Requirement or otherwise, and all documents and other materials recording any of the foregoing. “Termination Trigger” has the meaning set forth in Section 9.2. “Third-Party Claim” has the meaning set forth in Section 8.4.1. “Top Customers” has the meaning set forth in Section 2.20. “Top Vendors” has the meaning set forth in Section 2.20. “Trade Laws” has the meaning set forth in Section 2.28.5. “Transfer Taxes” has the meaning set forth in Section 10.4. “Treasury Regulations” means the regulations promulgated under the Code. “Unpaid Transaction Expenses” has the meaning set forth in Section 1.1.2. “Unreleased Claims” has the meaning set forth in Section 7.4. “Zero Profit Extension” has the meaning set forth in the Disclosure Schedules.